UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

NNN REIT, Inc.

_____________________________________________________

(Name of Registrant as Specified in Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Tel: 407-265-7348

_________________

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of NNN REIT, Inc. (the “Company”) on May 12, 2026, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Enclosed for your review are the Proxy Card, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. The matters proposed for consideration at the meeting are:

1.
The election of seven directors to serve for a term ending at the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement; and

3.
The ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2026.

It is important that all shares of stock of the Company be represented at the meeting. If you cannot personally attend the meeting, we encourage you to ensure you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the internet (www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

Sincerely,

/s/ Stephen A. Horn, Jr. Stephen A. Horn, Jr. President and Chief Executive Officer

NNN REIT, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2026

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NNN REIT, INC. will be held at 8:30 a.m. local time, on May 12, 2026, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1.
The election of seven directors to serve for a term ending at the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement; and

3.
The ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2026.

We will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 13, 2026, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, by completing, signing and returning the enclosed proxy card, by telephone (1-800-690-6903) or on the internet (www.proxyvote.com) by following the instructions on your proxy card. If you decide to attend the meeting, you may revoke your Proxy and vote your shares in person. It is important that your shares be represented and voted.

By Order of the Board of Directors,

/s/ Gina M. Steffens Gina M. Steffens Executive Vice President, General Counsel and Secretary

March 23, 2026

Orlando, Florida

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD ON MAY 12, 2026

Our Proxy Statement and our Annual Report to Stockholders,

which includes our Annual Report on Form 10-K, are available at

www.nnnreit.com/proxyvote

NNN REIT, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Tel: 407-265-7348

PROXY STATEMENT

General. This Proxy Statement is furnished by the Board of Directors of NNN REIT, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 12, 2026, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 13, 2026 (the “Record Date”), will be entitled to vote. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about March 30, 2026. The Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) will also be available on the internet at www.nnnreit.com/proxyvote.

When we use the words “we,” “us,” “our” or “Company,” we are referring to NNN REIT, Inc.

Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the internet (www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of Proposals 1, 2 and 3, contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

Vote Required for Approval; Quorum. The nominees for director who receive a majority of the votes cast in person or by proxy at the annual meeting will be elected. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. As of the Record Date, March 13, 2026, 190,255,389 shares of the common stock of the Company (the “Common Stock”) were outstanding, of which 189,437,262 shares entitled the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 0.3% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of Proposals 1, 2 and 3, contained herein.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting of stockholders shall constitute a quorum.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on that proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Solicitation of Proxies. Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.

i

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Based on the recommendation of our Governance and Nominating Committee, the persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. The Board also approved the following committee assignments effective on February 18, 2026.

Director Name	Independent	Audit Committee	Compensation Committee	Governance and Nominating Committee
Pamela K. M. Beall	✓	m		●
David M. Fick	✓	●	m
Edward J. Fritsch +	✓
Elizabeth C. Gulacsy	✓	m		m
Betsy D. Holden	✓		●
Kamau O. Witherspoon	✓		m	m
Stephen A. Horn, Jr.
m - Committee Member
● - Committee Chair
+ - Chairperson of the Board

In selecting the candidates to nominate for election as directors, the Governance and Nominating Committee’s principal qualification is whether an individual has the ability to act in the best interests of the Company and its stockholders. The Governance and Nominating Committee endeavors to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. Each individual serving on the Board should be willing to devote the time necessary to carry out the responsibilities of a director of the Company. The Governance and Nominating Committee’s assessment of the composition of the Board should include: (a) skills - business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations, cybersecurity, artificial intelligence ("AI"), data privacy, human capital management and public policy matters, (b) character - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - diverse backgrounds and public company experience. The Governance and Nominating Committee measures the Board’s composition by taking into account the entirety of the Board and the criteria listed above rather than having any representational directors.

The Governance and Nominating Committee seeks a Board with a multifaceted mix of demographic backgrounds, professional expertise and tenures to ensure a wide breadth of perspective. This commitment is evidenced by the appointment of three new independent directors over the past seven years, a strategic refreshment that has expanded the Board's composition while introducing fresh viewpoints to replace its long-serving, retiring members. To maintain this effective balance of thought and experience, the Governance and Nominating Committee identifies high-caliber candidates through a rigorous process, leveraging recommendations from Company management and the Board, while utilizing professional search firms as needed to ensure a highly qualified candidate pool.

The biographies below set forth each nominee’s name, age, principal occupation or employment and directorships in other public corporations during at least the last five years, as well as the specific experience, qualifications, attributes and skills each nominee has acquired in such positions. Each of the nominees below has been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE

NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	EXPERIENCE
Pamela K. M. Beall Age: 69

Ms. Beall has served as a director of the Company since August 2016. In April 2021, Ms. Beall was appointed to the board of directors of Nationwide Mutual Insurance Company, a Fortune 100 financial services company where she serves as chair of the Audit Committee and a member of the Finance Committee. In August 2024, Ms. Beall was appointed to the board of directors of Nationwide Trust Company where she serves on the Audit and Fiduciary Committee. In August 2025, she was appointed to the board of directors of NextDecade, a U.S. liquified natural gas export development company, where she serves on the Audit, Finance and Construction and Operations Committees. She is an emeritus member of the board of trustees of the University of Findlay. Ms. Beall retired in 2021 from Marathon Petroleum Corporation ("MPC") as Executive Vice President, Chief Financial Officer and as a member of the board of directors of MPLX GP LLC, a subsidiary of MPC, positions which she held from 2016 and 2014, respectively. MPLX GP LLC is the general partner of MPLX LP, a publicly traded master limited partnership, which owns and operates crude oil, refined products and natural gas logistics assets and processing operations. Ms. Beall received a bachelor’s degree in accounting from the University of Findlay and a master’s degree in business administration from Bowling Green State University, is a non-practicing Certified Public Accountant ("CPA"), and she has attended the Oxford Institute for Energy Studies. Other public company directorships she has held include Tesoro Logistics GP, LLC (2018 to 2019). Ms. Beall is the founder of Agriculture Energy Partners LLC, a single member LLC engaged in consulting and investment in energy projects including renewable natural gas.

David M. Fick Age: 68

Mr. Fick has served as a director of the Company since November 2010. Mr. Fick is a former adjunct professor at the Johns Hopkins University Carey Business School where he taught graduate-level Real Estate Finance, Capital Markets, and REIT Structuring and Analysis, including seminars on corporate governance, executive compensation and securities issuance procedures. He is President of Nandua Oyster Company, an aquaculture business he founded in 2007. Mr. Fick served as Managing Director at Stifel Nicolaus & Company, a successor to Legg Mason Wood Walker, where he headed Real Estate Research and was an analyst covering real estate investment trusts from 1997 to 2010. Mr. Fick is a member of the National Association of Real Estate Investment Trusts (“Nareit”), and the American Institute of Certified Public Accountants ("AICPA"), and is a non-practicing CPA. He is also an investor, board member and advisor to several private real estate funds and partnerships.

Edward J. Fritsch Age: 67

Mr. Fritsch has served as a director of the Company since February 2012. After 37 consecutive years with Highwoods Properties, Inc., a publicly traded REIT ("Highwoods"), Mr. Fritsch retired in September 2019 as President and Chief Executive Officer. Joining Highwoods in 1982 and a partner in the public entity's predecessor company, in 2001 he was elected to the Board of Directors, in 2003 was named President, and in 2004, Mr. Fritsch assumed the role of Chief Executive Officer. Throughout his 15-year tenure as CEO, Highwoods averaged a total shareholder return of 12.8% per annum. Mr. Fritsch is a former member of the Nareit Board of Governors and served as its 2015-2016 national chair. In 2023, Nareit presented Mr. Fritsch with The Industry Leadership Award. Mr. Fritsch is also a recipient of the State of North Carolina's prestigious Order of the Long Leaf Pine Award presented by the Governor. Mr. Fritsch is an active investor in privately-held, commercial real estate development projects and is currently a member of the following boards: Merus (Cincinnati headquartered commercial real estate design, build, development company), University of North Carolina at Chapel Hill Foundation and Audit Committee Chair, University of North Carolina at Chapel Hill Real Estate Holdings, Dix Park Conservancy and Executive Committee, Cristo Rey Research Triangle High School, Our Lady of Lourdes Catholic Church and School and the YMCA of the Triangle Board, Executive Committee and Trustee Chair.

Elizabeth C. Gulacsy Age: 52

Ms. Castro Gulacsy has served as a director of the Company since August 2022. Ms. Castro Gulacsy worked for SeaWorld Entertainment, Inc., a publicly traded theme park and entertainment company (now known as United Parks and Resorts, Inc.), from 2013 to 2023, providing CFO consulting and advisory services from June 2022 to March 2023, and having served as Chief Financial Officer & Treasurer from May 2021 to June 2022, Interim Chief Financial Officer & Treasurer and Chief Accounting Officer from April 2020 to May 2021 and Chief Accounting Officer from August 2017 to April 2020. Prior to joining SeaWorld Entertainment, from 2002 to 2013, Ms. Castro Gulacsy was at Cross Country Healthcare, Inc., a publicly traded healthcare staffing company, where she most recently served as their Chief Accounting Officer and Corporate Controller. Ms. Castro Gulacsy was featured among "100 Hispanic Board Members Making a Difference" in the October 2024 issue of Board Recruitment. Ms. Castro Gulacsy is a graduate of the University of Florida with a Bachelor of Science in Accounting and a Master of Accounting and is an active licensed CPA. Ms. Castro Gulacsy is a member of the National Association of Corporate Directors ("NACD"), the Latino Corporate Directors Association, Women Corporate Directors and the Corporate Board Member Network. She has earned the Directorship Certification from the NACD, the Masters Professional Director - Public Company credential from the American College of Corporate Directors ("ACCD") and the Diligent Institute's Cyber Risk & Strategy Certification and AI Ethics & Board Oversight Certification.

Betsy D. Holden Age: 70

Ms. Holden has served as a director of the Company since February 2019. Ms. Holden served as a Senior Advisor to McKinsey & Company from April 2007 to December 2020, leading strategy, marketing and board effectiveness initiatives for global consumer goods, retail, healthcare and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods, Inc. from January 2004 to June 2005, Co-Chief Executive Officer, Kraft Foods, Inc. from 2001 to 2003 and Chief Executive Officer of Kraft Foods North America from May 2000 to December 2003. Ms. Holden currently serves as a board member of Kenvue, Dentsply Sirona and Western Union. She has served on ten public company boards over the last 25 years, including Diageo Plc (2009 to 2018), Time, Inc. (2014 to 2018), and Catamaran Corporation (2012 to 2015). Ms. Holden serves on the Food Chain Advisory Board for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food. Ms. Holden graduated Phi Beta Kappa with a Bachelor of Arts from Duke University where she is Trustee Emeritus having served on the Board of Trustees (2011 to 2023) and the Executive Committee (2015 to 2023). She received a Master of Management in Marketing and Finance from Northwestern University's Kellogg School of Management and serves on the Global Advisory Board (2000 to present).

Stephen A. Horn, Jr. Age: 54

Mr. Horn has served as Chief Executive Officer and President of the Company since April 2022. Mr. Horn joined the Board of Directors in February 2022. Previously, Mr. Horn served as Executive Vice President and Chief Operating Officer of the Company since August 2020, and as Executive Vice President and Chief Acquisition Officer of the Company from January 2014 to August 2020. He also previously served as Senior Vice President of Acquisitions for the Company from June 2008 to December 2013, and as Vice President of Acquisitions of the Company from 2003 to 2008. Prior to 2003, Mr. Horn worked in the mergers and acquisitions group at A.G. Edwards & Sons in St. Louis, MO. He is a member of the International Council of Shopping Centers ("ICSC") and currently serves on the Advisory Board of Governors for Nareit.

Kamau O. Witherspoon Age: 52

Mr. Witherspoon has served as a director of the Company since January 2022. He joined Shipt, a retail delivery company, as their Chief Executive Officer in March 2022. Prior to that, Mr. Witherspoon was a Senior Vice President of Operations at Target Corporation from 2018 to 2022, Senior Vice President of Operational Performance & Readiness at UnitedHealth Group from 2017 to 2018, and was a Chief Restaurant Excellence Officer, KFC US, with Yum! Brands, Inc. from 2015 to 2016. Prior to that, Mr. Witherspoon was at Target Corporation as a Senior Director of Store Operations from 2013 to 2015, as a Director of Risk Management, Finance from 2011 to 2013, as a Regional Director of Property Management from 2008 to 2011, and as a Corporate Real Estate Manager of Target Properties from 2007 to 2008. Earlier in his career, Mr. Witherspoon was a General Manager at Hines and served as a Surface Warfare Officer in the U.S. Navy. Mr. Witherspoon is a graduate of Morehouse College and received his MBA from Old Dominion University in Accounting.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Board Composition

Qualifications and Experience. The Governance and Nominating Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes certain types of experience, qualifications, attributes and skills of each director nominee that the Board believes to be desirable because of their particular relevance to the Company’s business and structure.

Bio/Experience/ Expertise	Pamela K. M. Beall	David M. Fick	Edward J. Fritsch	Elizabeth C. Gulacsy	Betsy D. Holden	Kamau O. Witherspoon	Stephen A. Horn, Jr.
Independent	✓	✓	✓	✓	✓	✓
Age	69	68	67	52	70	52	54
Years of Service	10	15	14	4	7	4	4
Corporate Leadership (CEO)			✓		✓	✓	✓
REIT & Commercial Real Estate Investment		✓	✓				✓
Banking & Capital Markets	✓	✓	✓	✓	✓		✓
Consumer Retail					✓	✓
Audit/Financial Expert	✓	✓		✓	✓	✓
Information Technology, Cybersecurity & AI						✓
Gender / Race	Female / White	Male / White	Male / White	Female / Hispanic	Female / White	Male / Black	Male / White

(1) Age and Years of Service are as of March 13, 2026.

Diversity, Tenure and Age. In addition to maintaining Board diversity in experience, qualifications, attributes and skills, the Governance and Nominating Committee is committed to ensuring Board diversity including demographic background. To ensure the Board has an appropriate balance of institutional knowledge and fresh perspectives, our Governance and Nominating Committee considers, among other factors, length of tenure and age when reviewing nominees. The Company has on-boarded three new independent directors in the past seven years, increasing the demographic diversity of the Board as well as its breadth of experience, while also providing Board refreshment.

2025 Performance and Business Highlights

Our business strategy delivers consistent, sustainable growth in support of long-term value creation while maintaining a conservative balance sheet. In fiscal year 2025, we continued to grow operationally and deliver value to stockholders as highlighted below.

Dividend Growth		Per Share Results
▪	Increased 3.1% to $2.36 per share	▪	Net earnings per share of $2.07
▪	36 consecutive years of annual dividend increases (1 of only 3 publicly traded REITs to accomplish this)	▪ ▪	Increased FFO per share 2.4% to $3.40 per share (1) Increased Core FFO per share 2.7% to $3.41 per share (1)
Acquisition Volume		Total Shareholder Return ("TSR")
▪	$931.0 million	▪	Outperformed 41% of Equity REITs for the 3-year period ending December 31, 2025
▪	Initial cash yield of 7.4%	▪	12.0% 25-yr annual TSR growth

(1) For calculations of FFO and Core FFO per share, see our Annual Supplemental Data furnished as Exhibit 99.2 to the SEC on February 11, 2026, which also includes a GAAP reconciliation of these non-GAAP measures.

Corporate Governance

General. We are currently managed by a seven-member Board of Directors that consists of Mses. Beall, Gulacsy and Holden and Messrs. Fick, Fritsch, Horn and Witherspoon, with Mr. Fritsch serving as Chairperson of the Board since February 18, 2026, following the retirement of former Chairperson, Steven D. Cosler.

The Board of Directors has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available on our website at www.nnnreit.com.

Highlights of our corporate governance include:

LEADERSHIP	● Independent standing Board committees
and	● Six of our seven director nominees are independent
INDEPENDENCE	● Annual evaluation of the chief executive officer ("CEO") by independent directors
● Independent Chairperson of the Board with defined role
● Average director nominee tenure of eight years

ACCOUNTABILITY	● Proxy access to make it easier for stockholders to nominate director candidates
and RESPONSIVENESS	● Equity Retention Policy for Covered Persons governing minimum stock ownership for the directors, CEO and certain other officers
● Executive sessions of our independent directors without management present
● Bylaws permit stockholders to call special meeting
● Annual advisory vote on executive compensation
● Procedures for stockholders to communicate directly with the Board
● Majority voting standard for uncontested elections of directors
● Annual evaluation and assessment of the Board, all Board committees and the Chairperson

EFFECTIVE CONTROLS	● Annual Enterprise Risk Management Evaluation performed in conjunction with the Company's internal auditors to proactively identify and manage enterprise risk
● Annual review of Committee charters and Corporate Governance Guidelines
● Whistleblower Policy and Code of Business Conduct training completed during the onboarding process for newly hired associates
● Cybersecurity and information security training sessions of all Company associates multiple times per year
● Anonymous reporting available directly to our Audit Committee through the Company's whistleblower hotline

CORPORATE POLICIES	● Policies prohibiting hedging, short selling and pledging of our Common Stock for all employees and directors
● Code of Business Conduct
● Board oversight of our human capital through our Human Capital Policy
● Anti-Corruption Policy
● Supplier Code of Conduct
● Whistleblower Policy
● Insider Trading Policy
● Corporate Governance Guidelines
● Incentive-Based Compensation Recoupment Policy ("Clawback Policy")

EFFECTIVENESS and ALIGNMENT

● The Compensation Committee reviews our Company-wide compensation policies and practices to ensure those policies and plans are consistent with the
     Company's culture and do not promote excessive risk taking inconsistent with the Company's risk management philosophy

● Independent external consultant used to help ensure the executive compensation program and pay practices align with strategic priorities and sound corporate governance
● Board has direct oversight over Corporate Sustainability matters and initiatives through the Governance and Nominating Committee
● Audit Committee oversight of all cyber risks, internal audit and data privacy risks
● 67% of independent directors are female, racially diverse or ethnically diverse

Independence and Composition. Our Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange ("NYSE"), which we refer to as the NYSE listing standards, each requires that a majority of the Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

Leadership Structure. The Board of Directors has determined that Mses. Beall, Holden and Gulacsy and Messrs. Fick, Fritsch and Witherspoon, representing a majority of the Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards. The Board of Directors made its determination based on information furnished by all directors regarding their relationships with the Company, its affiliates and research conducted by management. In addition, the Board of Directors consulted with external legal counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Our Board of Directors is led by a non-executive Chairperson of the Board. The Board of Directors believes that having its own leadership separate from our Chief Executive Officer provides the Board of Directors with an effective way to ensure that they are fully informed and have the opportunity to fully debate all important issues to fulfill their oversight responsibilities and hold management accountable for the performance of the Company. This also allows our Chief Executive Officer to focus his time on running our day-to-day business. Mr. Fritsch has served as Chairperson since his election following Mr. Cosler's retirement on February 18, 2026. The Chairperson presides over all meetings of the stockholders and directors, and reviews and approves Board meeting schedules, agendas and information provided to the Board. In addition, Mr. Fritsch presides as Chairperson when the Board meets in executive session and serves as the interface between the Board and the Chief Executive Officer in communicating matters discussed during the executive session.

Stockholder Engagement. We make ourselves available to stockholders and other capital providers. During 2025, the Company engaged and interacted with a significant number of our stockholders on a regular basis which allowed management to stay abreast of various issues that are important to the investment community. Topics discussed include: business strategy, operating results and guidance, Board governance practices, general economic conditions and corporate sustainability. As appropriate, the Company discusses these stockholder conversations with the Board of Directors and/or committees.

Risk Oversight. Management is responsible for managing the day-to-day risks associated with our business. Among the significant risks that management oversees are operational risk, legal and regulatory compliance risk, financial risk, including credit risks, interest rate risk, market risk and liquidity risk, cybersecurity risk, AI risk and privacy and data security risk. The Board of Directors, in turn, provides oversight of Company affairs for the benefit of our stockholders. Among the Board's primary responsibilities, in accordance with our corporate governance guidelines, are overseeing management's competent and ethical operation of the Company, reviewing and approving the Company's business plans and corporate strategies, and adopting and evaluating policies of corporate and ethical conduct and governance. Implicit in these duties is risk oversight, the primary responsibility of which has been delegated to the Board's Audit Committee. The Audit Committee reviews with management annually, or more frequently as the Audit Committee deems necessary, significant risks and discusses guidelines and policies that management has implemented, and other steps management has taken to minimize risks to the Company.

While the primary responsibility has been delegated to the Audit Committee, the Governance and Nominating Committee and the Compensation Committee separately consider risks within their area of responsibility. Further, each director may consult with management at any time and is encouraged to discuss with management any questions such director may have.

With respect to risks related to compensation matters, our management, together with the Compensation Committee, reviewed our compensation policies and practices for our associates to determine whether they are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect based on the following factors:

•
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating and reviewing the executive compensation program;

•
the Compensation Committee maintains the right, in its sole discretion, to modify the compensation policies and practices at any time;

•
the Compensation Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, the Compensation Committee believes that restricted stock provides a better incentive and alignment of interest than stock options;

•
restricted stock awards are intended to provide our named executive officers with a significant interest in the long-term performance of our stock;

•
restricted stock awards vest over a multi-year period to enhance retention and are subject to forfeiture upon certain employment termination events;

•
certain performance-contingent restricted stock awards are tied to our three-year TSR relative to a broad REIT peer group (70% weighting in 2025) to further focus our executive officers on long-term stockholder value creation;

•
bonus awards to our executive officers are reduced if balance sheet leverage exceeds levels previously approved by the Compensation Committee;

•
we have an Equity Retention Policy for our executive officers and members of our Board which requires all directors and executive officers to own meaningful levels of Company stock;

•
we have an Insider Trading Policy which prohibits, among other things, trading of Company securities on a short-term basis, buying puts or calls on Company securities, short sales of Company securities, and certain other activities. We have adopted an Anti-Hedging Policy that prohibits all employees, non-employee directors and executive officers from engaging in short sales of our securities, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds and forward sale contracts) involving our securities;

•
we have a Pledging Limitation Policy for our directors and executive officers which restricts directors and executive officers from pledging shares of the Company and holding shares of the Company in margin accounts (no directors or executive officers have pledged any shares);

•
we have a Clawback Policy for our executive officers to comply with NYSE recoupment policy requirements which provide that if the Company has a restatement of financial results owing to material error, we will recover from our executive officers any incentive-based compensation that was awarded in excess of the amount that otherwise would have been awarded based on the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that the Compensation Committee concludes, or reasonably should have concluded, that we are required to restate our financial statements. Incentive-based compensation includes any compensation (including equity-based compensation) that is earned based on the attainment of a financial reporting measure of the Company;

•
none of our employees are paid commission compensation;

•
bonus and incentive awards to our employees eligible for bonus awards are capped; and

•
we base executive compensation on several critical success factors over multiple time frames.

Given these factors, we believe we have mitigated potential short-term excessive risk-taking and aligned compensation with increasing long-term stockholder value.

Meetings and Attendance. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of the eligible directors were in attendance (i) for all Board of Directors meetings in 2025 and for the 2025 annual meeting of the Company’s stockholders, and (ii) at least 93.8 percent of the committee meetings held during the period that the director served on the committees of the Board of Directors. Non-management members of the Board of Directors met in an executive session four times in the fiscal year ended December 31, 2025. These sessions were presided over by the Board's Chairperson.

Meeting of the Board
and Board Committees
# of Meetings
10
8
6
4
2
0
5
8
4
8
Board (*)
Governance and Nominating
Compensation
Audit

(*) Includes Annual Stockholder Meeting

Interested Party Communications. The Board of Directors has adopted a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o NNN REIT, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, attention: Secretary of the Company. All correspondence will be reviewed by the Secretary of the Company and forwarded directly to the addressee so long as, in the Secretary’s discretion, such correspondence is reasonably related to protecting or promoting legitimate interests of interested parties or the reliability of the financial markets.

Corporate Sustainability Matters

We are committed to conducting our business according to the highest ethical standards and best-in-class corporate governance practices, as these are essential to our long-term success. Alongside our dedication to maximizing value for our stockholders, we prioritize fostering an engaging work environment for our associates, contributing positively to our communities and respecting environmental resources.

NNN's Corporate Sustainability Team reports directly to the Executive Vice President, General Counsel and Secretary, with oversight by the Governance and Nominating Committee. The Corporate Sustainability Team, led by the Corporate Sustainability Manager, is comprised of associates from a broad spectrum of seniority levels and departments across the Company. The team’s internal and external projects include obtaining climate related risk data for our property portfolio and potential property acquisitions, engaging with our tenants on environmental data collection and property level sustainability efforts, publishing our annual sustainability report, ensuring compliance with reporting responsibilities and regularly engaging with raters and rankers.

Materiality. NNN’s process for assessing materiality includes compiling a range of topics found within global standards and refined based on best industry practices. Our Corporate Sustainability Team then creates a Materiality Assessment Survey which is administered to our associates, executive management and Board. The results inform Company practices, policies, goals and data tracking mechanisms to help drive meaningful and long-term value creation for key stakeholders. Impacts that occur along our value chain are also analyzed to understand our ability to influence others' implementation of sustainability driven initiatives within their organizations. The process is revisited and refined to proactively engage key stakeholders and continually refresh our focus areas amid an ever-evolving landscape.

The following graphic illustrates our Materiality Assessment Survey topics and key results:

HIGH
MODERATE
LOW
IMPORTANCE TO STAKEHOLDERS
SIGNIFICANCE OF IMPACT
Ethical Business Conduct
Company Financial Performance
Equal Opportunities
Privacy And Data Security
Workplace Diversity And Inclusion
Board Effectiveness
Employee Training And Development
Direct Environmental Impacts
Waste Reduction
Scope 1+2 Emissions
Energy Consumption
LEGEND
Environmental
Governance
Social
NNN's perceived ability to make a positive difference on a range of topics found within global sustainability standards.

Human Capital Development. As of December 31, 2025, the Company employed 83 talented and dedicated associates whose hard work and expertise drives our success. Engrained in our talent philosophy is ensuring our associates have access to continuing professional and meaningful personal development opportunities. Additionally, we offer associate training programs and formalized talent development programs at all levels within the Company. The success of our efforts to nurture the growth and development of our associates is evident in the average tenure, with nearly 40% of our associates having been with the Company for 10 or more years. More information can also be found in the Company’s Human Capital Policy available on our website at www.nnnreit.com.

Total Rewards, Benefits & Work-Life Balance. The Company provides comprehensive benefits to ensure associates receive competitive compensation and support for work and life outside of work. NNN's total rewards system includes compensation, benefits, wellness initiatives and professional development. In addition to medical, dental and vision insurance benefits, the Company offers a 401(k) plan with employer matching contributions, fully paid parental leave, adoption benefits, flexible work schedules, college savings benefits, educational assistance, flexible spending and health savings accounts, access to an online wellness platform and company-paid life and long-term care insurance.

We monitor associate engagement regularly, in addition to conducting anonymous associate engagement surveys annually. Company initiatives resulting from survey feedback include an expanded remote work policy, meaningful associate recognition efforts and additional health and wellness related programs.

Community Service and Partnerships. NNN supports associates volunteering in our local communities, including organized volunteer days at charities such as Ronald McDonald House of Central Florida and Orange County Animal Services. Additionally, NNN has been a long-time contributor to several local community charities, including Elevate Orlando and Boys & Girls Clubs of Central Florida.

Environmental Practices and Impact. It is important to the Company to be a good steward of the environment at the property level, which we demonstrate at our headquarters and at vacant properties under our control across the United States. Additionally, many of our tenants have environmental stewardship programs impacting the properties they occupy and control. NNN's top 10 tenants, composing 29.7 percent of our annual base rent, have publicly reported on sustainability programs, and one such tenant recently committed to evaluate installing solar at no less than 300 locations.

Top Tenants	# of Properties	% of Total (1)
7-Eleven	145	4.3%
Mister Car Wash	120	3.8%
Dave & Buster's	34	3.6%
Camping World	46	3.5%
Kent Distributors	64	2.6%
Flynn Restaurant Group	204	2.5%
GPM Investments	143	2.5%
AMC Theatres	20	2.4%
BJ's Wholesale Club	13	2.3%
LA Fitness	25	2.2%

(1) Based on the annual base rent of $928,081,000, which is the annualized base rent of all leases in place as of December 31, 2025.

Our Headquarters. Our headquarters is located in a building that meets the Environmental Protection Agency's ("EPA") strict energy performance standards to achieve ENERGY STAR® certification. As stated by the EPA, on average, ENERGY STAR certified buildings use 35% less energy and generate 35% fewer greenhouse gas emissions than typical buildings. In order to receive this designation, our building has the following features:

•
utilization of energy efficient LED lighting;
•
use of environmentally friendly cleaning products that meet the Green Seal certification standards;
•
variable frequency drives and more energy efficient motors are purchased and installed in all cooling tower units;
•
mandatory shut down of all lighting and HVAC systems daily;
•
use of a bulb crusher, which contains a dust removal system that exceeds HEPA standards by removing 99.99% of particles for the building fluorescents;
•
low volatile organic compound paint to minimize generation of waste and release of pollutants;
•
storm water retention is managed through water runoff from roofs and paved areas which are routed to various underground drainage basins. All water runoff is naturally filtered and returned to the aquifer; and
•
green-friendly native and drought-tolerant plants are used in landscaping to minimize watering needs.

Furthermore, a culture of environmental preservation and efficient usage of resources is supported at the Company’s headquarters through the following green initiatives:

•
A pre-tax payroll deduction is provided to all associates for the use of the commuter rail system to limit the number of automobile trips and reduce associates’ carbon footprint. Associates have helped prevent 14.7 metric tons of scope 3 CO2e emissions through the use of this program.
•
Single-stream recycling.
•
All coffee machines utilize biodegradable coffee pods thereby avoiding 2.6 to 10 pounds per month of related plastic waste.
•
Associates are encouraged to use reusable cups and glasses. Additionally, a water bottle filling station helps avoid the usage of approximately 6,000 plastic water bottles annually.
•
All associates’ desktop and laptop computers, monitors and printers are ENERGY STAR certified, and ENERGY STAR power management settings are enabled on all computers and monitors.
•
Computer equipment, printers and any other electronic items are recycled.
•
Ink cartridges are disposed of through the manufacturer’s recycling program.
•
All shredded materials are recycled by the Company’s document destruction program partner (resulting in approximately 32,417 pounds diverted from landfills and equivalent to saving roughly 295 trees).

Our headquarters provides associates with several environmentally friendly transportation options to help lower their carbon footprint, including electric charging stations and parking for electric vehicles, bicycle storage and racks, electric bike and scooter rentals, a free downtown commuter bus and a commuter rail station within a 10-minute walk of the office.

Our Portfolio of Properties. The properties in our portfolio are predominantly leased to tenants under long-term net leases, which typically carry initial terms ranging from 10 to 20 years, along with additional option periods. These lease terms grant tenants exclusive control of energy conservation and environmental management initiatives on the premises.

Many sophisticated tenants have conservation and sustainability programs designed to conserve environmental resources and limit the environmental impact associated with their use of our properties. Key initiatives adopted by these tenants include the implementation of green building and lighting standards, emissions reduction programs and recycling efforts. Additionally and when possible under our triple-net leases, we engage with our tenants to promote environmental best practices on our properties, including: (i) environmental sustainability and recycling requirements, (ii) energy efficiency requirements, including ENERGY STAR requirements, and EPA Water Sense program requirements, (iii) environmental conservation and green building requirements, in accordance with industry best practices, and (iv) energy usage reporting requirements. Furthermore, our form leases contain "green lease clauses" (to require the tenants to report energy usage and emissions) which we encourage tenants to accept during negotiations, and which led to NNN’s Green Lease Leader silver recognition.

Our leases require tenants to fully comply with all environmental laws, rules and regulations, including any remediation requirements. To ensure compliance, our risk management associates monitor environmental conditions at our properties to verify that tenants fulfill their obligations to remediate and/or mitigate any ongoing environmental issues. As part of our property acquisition process, we obtain environmental assessments from licensed environmental consultants to identify and understand any environmental risks and liabilities associated with a given property, as well as ensure that tenants will address any environmental issues. Furthermore, we maintain a portfolio environmental insurance policy that covers substantially all our properties for certain environmental risks.

Climate Preparedness. We regularly monitor the status of impending natural disasters and the impact of such disasters on our properties. In addition, we research climate change metrics, focusing on risks related to wildfire, water stress and depletion, flooding, sea level rise and wind damage. In the substantial majority of leases, our tenants are required to carry full replacement cost coverage on all improvements located on our properties. For those properties located in a nationally designated flood zone, we typically require our tenants to carry flood insurance pursuant to the federal flood insurance program. We also carry a contingent extended coverage policy on all our properties which provides coverage for certain casualty events, including fire and windstorm. In cases where our tenants do not provide coverage, or if a property is vacant, the Company carries the necessary direct insurance coverage. In addition, our properties are geographically diverse which helps mitigate the potential impact to our portfolio in case such events occur.

The Company also identifies potential risks as part of the portfolio management due diligence processes (acquisition, lease renewal and property disposal), and, as part of that process, the materiality of the risks is assessed and used to aid in determining the best course of action.

Some of the highlights of the Company's commitment to sustainability include:

•
a remote work policy providing flexibility to associates based on feedback from our associate engagement survey;
•
a Supplier Code of Conduct requiring our suppliers comply with ethical rules and moral commitments;
•
a Human Rights Policy to acknowledge our obligation to promote human rights in our relationships with our associates, suppliers and tenants and to ensure the right to collective bargaining and freedom of association;
•
a Human Capital Policy furthering our commitment to our associates and the ethical treatment of others;
•
the Governance and Nominating Committee is responsible for overseeing Corporate Sustainability matters;
•
purchasing enough carbon offsets to coordinate with our estimated scope 1 and 2 emissions;
•
a sustainability data management system to improve our energy, water and emissions reporting capabilities;
•
a software platform allowing for peer comparison, framework/compliance analysis and sustainability program planning;
•
a software tool to aid in the climate related risk scenario analysis of our portfolio;
•
improved energy and water data reporting;
•
annual publication of a Corporate Sustainability Report, which includes detailed information in alignment with the frameworks established by the Global Reporting Initiative (GRI), Task Force for Climate Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB);
•
participated in S&P Global Corporate Sustainability Assessment;
•
named to Newsweek’s America’s Most Responsible Companies list; and
•
donated approximately $1.7 million over the past 19 years to Elevate Orlando and Boys & Girls Clubs of Central Florida, local charities supporting youth in underserved communities pursuant to long standing relationships between the Company and said charities to further demonstrate our commitment to the community.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at www.nnnreit.com.

Audit Committee

MEMBERS (1)		COMMITTEE RESPONSIBILITIES
David M. Fick (Chairperson) Pamela K. M. Beall	•	Has sole power and authority concerning the engagement and fees of the independent registered public accounting firm.
Elizabeth C. Gulacsy
Besty D. Holden Kamau O. Witherspoon	•	Reviews the plans and results of the audit engagement with the independent registered public accounting firm.

	•	Pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm.

INDEPENDENT	•	Reviews the independence of the independent registered public accounting firm.
All Members
	•	Reviews the adequacy and effectiveness of our internal control over financial reporting.

MEETINGS IN 2025 8	•

Oversees and reviews cybersecurity, information technology, privacy and data security and artificial intelligence risks, including internal control over all such risks such as training, testing and monitoring.

	•	Reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.

	•	Preapproves and reviews internal audit projects performed by the Company’s internal audit function.

(1) Members are as of December 31, 2025.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, and as advised by counsel, has determined that all current members of the Audit Committee are “independent,” as that term is defined in the NYSE listing standards and as required by the Exchange Act, and meet all audit committee composition requirements of the Exchange Act and the NYSE listing standards, and that each of Mses. Beall, Gulacsy and Holden and Messrs. Fick and Witherspoon qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

Governance and Nominating Committee

General. The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available on our website at www.nnnreit.com.

Governance and Nominating Committee

MEMBERS (1)		COMMITTEE RESPONSIBILITIES
Edward J. Fritsch (Chairperson) Pamela K. M. Beall Kamau O. Witherspoon	•

Identifies and recommends to the Board of Directors individuals to stand for election and re-election to the Board of Directors at our annual meeting of stockholders and to fill vacancies that may arise from time to time.

•

Develops and makes recommendations to the Board of Directors for the creation, adoption and ongoing review and revision of a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and directors.

INDEPENDENT
All Members	•	Reviews and discusses all corporate sustainability matters of the Company.

MEETINGS IN 2025 8	•	Makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

(1) Members are as of December 31, 2025.

Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board of Directors who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The process undertaken by the Governance and Nominating Committee is described under the section of this Proxy Statement entitled "PROPOSAL 1 - ELECTION OF DIRECTORS - Nominees".

The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this Proxy Statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, and as advised by counsel, has determined that all current members of the Governance and Nominating Committee, are “independent” as that term is defined in the NYSE listing standards.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at www.nnnreit.com.

Compensation Committee

MEMBERS (1)		COMMITTEE RESPONSIBILITIES
Besty D. Holden (Chairperson) David M. Fick Edward J. Fritsch	•	Authorizes, in its sole discretion, the engagement of compensation consultants as needed or desired to evaluate executive officer and non-employee director compensation programs.

•

Considers the recommendations of the CEO when determining the base salary and incentive performance compensation levels of other executive officers and when setting specific Company and individual incentive performance targets.

INDEPENDENT All Members	•	Approves all awards to any executive officer, director or associate under our equity incentive plan.

MEETINGS IN 2025 4	•	Approves and evaluates compensation plans, policies and programs for our executive officers and directors.

	•	Evaluates compensation policies and practices with respect to all associates and impact to the Company.

•

Retains Pearl Meyer & Partners, LLC, an independent compensation consulting firm (“Pearl Meyer”), to assist in reviewing and evaluating the Company’s executive and non-employee director compensation programs.

	•	Administers the 2017 Performance Incentive Plan.

(1) Members are as of December 31, 2025.

Our executive compensation programs and philosophy are described in greater detail under the section entitled “Executive Compensation - Compensation Discussion and Analysis.”

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, and as advised by counsel, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

Independent Third-Party Compensation Consultants. The use of independent third-party consultants provides additional assurance that our executive compensation programs are reasonable, consistent with Company objectives and competitive with executive compensation for companies in our peer group. The Company has retained Pearl Meyer as an independent third-party consultant since 2012. Pearl Meyer reports directly to the Compensation Committee, provides no other services to the Company and regularly participates in committee meetings. The Compensation Committee annually assesses the independence of Pearl Meyer pursuant to the applicable SEC rules and again concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent advisor to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was previously an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any member of the Compensation Committee is employed.

Director Compensation

The Compensation Committee bi-annually reviews the non-employee director compensation program, with the assistance of its independent consultant, to ensure it remains sufficiently competitive to attract and retain high caliber and experienced Board members. In doing so, consideration is given to director pay practices and values for comparable organizations, including the same industry peer group used in the review of executive compensation for named executive officers. The following table summarizes the current non-employee director compensation program:

Pay Component	Annual Compensation
Board Member Retainer	$225,000 (up to $80,000 payable in cash)
Board Chair Premium Retainer	$120,000
Committee Service Retainers:
Audit	Chair: $30,000; Other Members: $12,500
Compensation	Chair: $25,000; Other Members: $10,000
Governance & Nominating	Chair: $25,000, Other Members: $10,000

Non-employee directors may elect to receive up to $80,000 of their annual board compensation in the form of cash, with the remainder paid in shares of Common Stock. All retainers are paid on a quarterly basis. Committee retainers may be paid in cash or stock at the election of the non-employee director.

The following table shows the compensation paid to our non-employee directors during fiscal year 2025:

Name	Fees Earned or Paid in Cash $	Stock Awards (1) $	Total $
(a)	(b)	(c)	(d)
Pamela K. M. Beall	102,500	145,000	247,500
Steven D. Cosler (2)	200,000	145,000	345,000
David M. Fick (2)	120,000	145,000	265,000
Edward J. Fritsch	115,000	145,000	260,000
Elizabeth C. Gulacsy (2)	92,500	145,000	237,500
Betsy D. Holden (2)	117,500	145,000	262,500
Kamau O. Witherspoon (2)	51,250	196,250	247,500

(1)
The awards shown in column (c) represent stock awards as a result of an annual election to receive stock in lieu of cash made to directors of the Company. The amounts represent the grant date fair value with respect to the fiscal year in accordance with Financial Accounting Standard Board ("FASB") Accounting Standard Codification ("ASC") Topic 718, Compensation - Stock Compensation ("ASC 718").
(2)
The stock awards earned were deferred into shares of our Common Stock under our Deferred Fee Plan, which is described in greater detail below.

Pursuant to our Equity Retention Policy for Covered Persons, which governs stock holding period requirements, each of our non-employee directors is required to own Common Stock equivalent to three times the annual total board compensation (including both the cash and equity components) within five years of becoming a board member. The Compensation Committee reviews progress toward meeting these ownership requirements annually, and each of the nominees that has served on the Board of Directors for the requisite number of years exceeds the ownership requirements.

A Deferred Fee Plan was established by the Company for the benefit of its directors and their beneficiaries. A director may elect to defer all or part of his or her director’s fees to be earned in any calendar year by filing a deferred fee agreement with the Company no later than December 15 of the previous year. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director’s stock account is determined based on the market value of the Common Stock on the trading day preceding the date the deferred director’s fees were earned. A director is entitled to receive the vested portion of the amounts credited to his or her deferred fee account at the time specified in such director’s fee agreement.

The following table sets forth fees deferred into shares of Common Stock, as well as dividends earned on the deferred shares by directors under the Deferred Fee Plan.

	Number of Shares Credited to Deferred Fee Account
Name	2025	Total
Steven D. Cosler	6,110	48,876
David M. Fick	7,128	67,345
Elizabeth C. Gulacsy	4,221	14,607
Betsy D. Holden	4,986	28,482
Kamau O. Witherspoon	5,719	19,877
Total	28,164	179,187

Code of Business Conduct, Insider Trading Policy and Anti-Corruption Policy

Our directors, as well as our officers and employees, are governed by our Code of Business Conduct, Insider Trading Policy and Anti-Corruption Policy, all of which are available on our website at www.nnnreit.com. Amendments to, or waivers from, a provision of the Code of Business Conduct that applies to our directors, executive officers or employees will be posted to our website within four business days following the date of such amendment or waiver.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company incorporated it by specific reference.

Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at www.nnnreit.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s consolidated financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

AUDIT COMMITTEE

David M. Fick, Chairperson

Pamela K. M. Beall

Elizabeth C. Gulacsy

Betsy D. Holden

Kamau O. Witherspoon

Executive Officers

Our current executive officers are listed below.

Name	Position

Stephen A. Horn, Jr.	President and Chief Executive Officer
Vincent H. Chao	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Gina M. Steffens	Executive Vice President, General Counsel and Secretary
Jonathan A. Adamo	Executive Vice President, Chief Portfolio Officer
Michelle L. Miller	Executive Vice President, Chief Accounting Officer and Chief Technology Officer
Joshua P. Lewis	Executive Vice President, Chief Investment Officer

The backgrounds for Mses. Miller and Steffens and Messrs. Chao, Adamo and Lewis are set forth below. The background of Mr. Horn is described above at “PROPOSAL 1 - ELECTION OF DIRECTORS - Nominees.”

Vincent H. Chao, age, 51, joined NNN as Executive Vice President on January 9, 2025, and assumed the positions (in addition to Executive Vice President) of Chief Financial Officer, Assistant Secretary and Treasurer effective April 1, 2025. Prior to joining NNN, Mr. Chao was most recently Managing Director, Finance at RPT Realty, a publicly traded retail real estate investment trust that was acquired by Kimco Realty in 2024. At RPT Realty, Mr. Chao was responsible for capital markets, corporate finance, investor relations, portfolio management and data analytics. Previously he was the Head of U.S. REIT Research at Deutsche Bank Securities, Inc. His past experience also includes operational and project management roles at Procter & Gamble. Mr. Chao holds a Bachelor of Science in Mechanical Engineering from Cornell University and a Master of Business Administration from New York University’s Stern School of Business. He is a CFA Charterholder and a member of ICSC and Nareit.

Gina M. Steffens, age 48, has served as Executive Vice President, General Counsel and Secretary since November 2023. In her current role, Ms. Steffens leads both the legal department and human resources for the Company, while also overseeing corporate governance, compliance and ethics matters and the Company’s corporate sustainability program. Prior to joining the Company, Ms. Steffens was the Chief Executive Officer and Chief Legal Officer of a privately held food and agricultural company. Ms. Steffens' legal leadership experience also includes serving as Assistant General Counsel at Vail Resorts Management Company (NYSE: MTN) and as Senior Counsel at Regency Centers Corporation (NYSE: REG). Earlier in her career, Ms. Steffens held associate attorney positions at Foley & Lardner LLP and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. Ms. Steffens earned her bachelor's degree from the University of Florida and her J.D. from The George Washington University Law School. Ms. Steffens is a member of ICSC, Nareit and the Association of Corporate Counsel.

Jonathan A. Adamo, age 47, has served as Executive Vice President, Chief Portfolio Officer formerly Executive Vice President, Chief of Portfolio Operations since August 2023. Mr. Adamo oversees Asset Management, Leasing, Underwriting, Dispositions and Development Financing functions of the Company. Mr. Adamo joined the Company in 2003 and has served in various roles from Senior Vice President of Acquisitions to Financial Analyst. Mr. Adamo received his Bachelor of Science in International Business from Rollins College and MBA from the Crummer Graduate School of Business. Mr. Adamo is a member of ICSC.

Michelle L. Miller, age 57, has served as Executive Vice President, Chief Accounting Officer and Chief Technology Officer since January 2024 and previously served as Executive Vice President and Chief Accounting Officer since March 2016. She joined the Company in 1999 and currently leads the accounting department as well as oversees SEC and financial reporting, forecasting, lease compliance and information technology. Prior to 1999, Ms. Miller worked as a Senior Manager with KPMG and focused primarily on real estate and financial institutions. She is a CPA and received her Bachelor of Science in Accounting and Finance from Florida State University in 1991. Ms. Miller currently serves as an Audit Committee member for the Central Florida Expressway Authority since June 2024 and as Audit Committee Chair since September 2025. Ms. Miller is a member of the AICPA, the Florida Institute of CPAs, Nareit and ICSC.

Joshua P. Lewis, age 53, has served as Executive Vice President, Chief Investment Officer since August 2025. Mr. Lewis leads the Company’s real estate investment activities, including structuring, negotiation and deal execution. He has held roles of increasing responsibility within the Company since joining in 2008 and most recently served as Senior Vice President, Head of Acquisitions from August 2022 until his appointment to Executive Vice President, Chief Investment Officer. Prior to joining NNN, Mr. Lewis spent 13 years in the real estate capital markets and investment banking divisions at BofA Securities and its predecessor firms, where he held senior roles advising on and executing real estate financing transactions. Mr. Lewis graduated cum laude from Miami University in Oxford, Ohio, with a double major in finance and marketing. Mr. Lewis is a member of ICSC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We design our executive compensation program to attract and retain talented and experienced executive officers and to reinforce key business objectives in support of long-term value creation. Our Compensation Committee (for purposes of this discussion, the "Committee") seeks to provide compensation that is not only competitive relative to our peer group, but also structured to align our executives’ short-term and long-term interests with the interests of our stockholders. Accordingly, the Committee seeks to incentivize our executive officers and emphasize pay-for-performance by basing a significant portion of compensation on the achievement of critical success factors in support of long-term value creation. The primary elements of our total compensation program for our named executive officers ("NEOs") include base salary, annual cash incentives and long-term equity-based incentives. We have designed a compensation program that makes a substantial percentage of executive pay variable, subject to increase and decrease based on actual versus planned corporate performance and our multi-year TSR relative to our peers. In addition, executive officers are subject to market competitive stock ownership guidelines which further align executive interests with stockholders.

For 2025, our NEOs were Messrs. Horn, Chao, Adamo and Kevin B. Habicht, our Former Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer, and Mses. Steffens and Miller.

Executive Compensation Program. In 2025, the Committee approved an executive compensation program for our NEOs consisting primarily of base salaries, annual incentive award opportunities and long-term incentive award opportunities. Annual incentives were tied to (i) the achievement of certain increased core funds from operations ("Core FFO") per share goals, excluding any impairments and retirement and severance costs (75% weighting), and (ii) a holistic assessment of contributions toward corporate strategic objectives and achievement of individual performance goals (25% weighting). Annual incentives are subject to downward adjustment if our debt leverage ratio exceeds a cap established by the Board. For 2025, the Committee approved long-term incentive compensation through grants of the following: (i) service-based restricted stock vesting ratably over four years (30% weighting), and (ii) performance-based restricted stock awards (or "performance shares"), the vesting of which is tied to the three-year relative TSR of the Company compared to a broad group of other REITs as of December 31, 2027 (70% weighting).

Chief Financial Officer Transition. In connection with the appointment of Mr. Chao as Executive Vice President effective January 9, 2025, Mr. Chao entered into an employment letter with the Company and became a participant in the Executive Severance and Change of Control Plan (the "Executive Severance Plan"). Under his employment letter, Mr. Chao’s salary is $500,000 and he will be eligible to participate in the Company’s annual cash performance-based bonus plan and long-term equity incentive plan under the Company’s executive compensation program, with target award opportunities determined by the Committee. Mr. Chao received a one-time grant of 10,000 service-based restricted shares upon assuming the role of Executive Vice President, with 100% of the shares vesting after a three-year period subject to Mr. Chao’s continuous employment through the end of such three-year period.

Effective April 1, 2025, Mr. Chao assumed the positions (in addition to Executive Vice President) of Chief Financial Officer, Assistant Secretary and Treasurer.

Chief Investment Officer Promotion. In connection with his promotion to Executive Vice President, Chief Investment Officer effective as of August 1, 2025, Mr. Lewis entered into an employment letter with the Company and became a participant in the Executive Severance Plan. Under his employment letter, Mr. Lewis’ salary was increased to $375,000 upon assuming the role of Executive Vice President, Chief Investment Officer. Additionally, he became eligible to participate in the annual cash bonus incentive plan upon his promotion and in the long-term incentive plan beginning in 2026 under the Company’s executive compensation program, with target award opportunities determined by the Committee. Mr. Lewis also received a one-time promotion grant of 10,000 service-based restricted shares upon assuming the role of Executive Vice President, Chief Investment Officer, with 100% of shares vesting after a three-year period subject to Mr. Lewis' continuing employment through the end of the three-year period.

For a detailed discussion of the Executive Severance Plan, see "Potential Payments Upon Termination of Change of Control."

Restricted Stock. Restricted stock grants are intended to provide our NEOs with a significant interest in the long-term performance of our stock. The Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, we believe that restricted stock provides a better incentive and alignment of interest than stock options. The Committee has determined that our desired compensation objectives are better achieved by awarding a combination of performance-based and service-based restricted stock as opposed to granting stock options. The Company did not issue any stock options to its executive officers in 2025, and there are no outstanding stock options. Consistent with our pay for performance philosophy, 70% of the target long-term incentive award opportunity for our NEOs in 2025 was provided in the form of performance-contingent restricted stock grants.

2025 Business Results. The following are some of the highlights of our business results in 2025:

•
Generated Core FFO (excluding impairments and retirement and severance costs) of $3.41 per share and Adjusted FFO (which is Core FFO adjusted for certain non-cash items) of $3.44 per share representing year over year growth of 2.7% and 2.7%, respectively;
•
Increased the annual Common Stock dividend by 3.1% to $2.36 per share, marking the 36th consecutive year of annual dividend increases;
•
Invested $931.0 million in 239 properties at a 7.4% initial cash yield on invested capital;
•
Sold 116 properties for $190.5 million, producing $48.2 million of gains on sales;
•
Maintained healthy leverage levels at 5.6x net debt-to-annualized EBITDAre with an industry-leading remaining average debt duration of 10.8 years at year end; and
•
Maintained high portfolio occupancy levels of 98.3% with a weighted average remaining lease term of 10.2 years at year end.

The Common Stock of NNN is currently traded on the NYSE under the symbol "NNN." Set forth below is a line graph comparing the cumulative total stockholder return on NNN's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the S&P 500 Index ("S&P 500") and the FTSE Nareit All Equity REITs Index ("FNER") for the five-year period commencing December 31, 2020 and ending December 31, 2025. The graph assumes an investment of $100 on December 31, 2020.

Comparison of Five-Year Cumulative Total Return

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Set forth below is a line graph comparing the cumulative total stockholder return on NNN's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with S&P 500 and FNER for the twenty-five year period commencing December 31, 2000 and ending December 31, 2025. The graph assumes an investment of $100 on December 31, 2000.

Comparison of Twenty-five-Year Cumulative Total Return

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(As of December 31, 2025)
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2025 Compensation Highlights. The following are some of the highlights related to the 2025 compensation of our NEOs who served in their current roles throughout the year;

•
The Committee approved base salary increases totaling 8.2% and ranging from 5.4% to 14.3% (including phased-in promotional adjustments for Messrs. Adamo and Horn), to bring NEOs' base salaries more in line with peer group 50th percentile (or "median") base salaries;
•
The Committee approved annual cash incentive award opportunities for NEOs, varying by position, with target award opportunities ranging from 100.0% to 150.0% of base salary with any earned awards subject to downward adjustment if our leverage (ratio of total liabilities to gross book assets) exceeded 50.0%;
•
The Committee approved target long-term incentive award opportunities for NEOs ranging from 140.0% to 525.0% of each executive’s base salary. NEO grants were made using a target value mix of (i) performance shares tied to our three-year relative TSR compared to a broad group of REIT comparators through December 31, 2027 (70% weighting), and (ii) service-based restricted stock (30% weighting);

•
Based on our Core FFO per share of $3.41 (excluding any impairments and retirement and severance costs), which was between the target and maximum performance goals for fiscal year 2025, the Committee approved payment of annual cash incentive compensation for 2025 at 150% of total target award opportunities for each of our NEOs for the financial component;
•
Based on our TSR for the three-year period ending December 31, 2025, which ranked at the 40.9th percentile vs comparator companies in the FNER, the Committee approved performance shares awards for the 2023-2025 grant cycle at 72.7% of target with shares vesting January 1, 2026;
•
The Committee engaged Pearl Meyer as an independent third-party compensation consultant to assist in the development and evaluation of the executive compensation program. Pearl Meyer was not engaged for any non-compensation related services; and
•
The Committee concluded that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect on the Company.

The Company believes these actions demonstrate the Committee’s commitment to aligning executive pay with performance, stockholder interests and long-term value creation.

2025 Say-on-Pay Voting Results

In 2025, we submitted our executive compensation program to an advisory vote of our stockholders (also known as “Say-on-Pay”). Approximately 96.3% of voting stockholders at the 2025 annual meeting approved our executive compensation program. The Committee considered such strong stockholder support as an endorsement of the Company’s executive compensation program and policies, and the Committee intends to continue the pay-for-performance program that is currently in place in 2026. The Committee values the opinions of our stockholders and will continue to consider those opinions when making future executive compensation decisions.

Objectives of Compensation Program

We believe our success is largely attributable to the talent and dedication of our employees (whom we refer to as associates) and to the management and leadership efforts of our executive officers. Our goal is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, and align their long-term interests with the interests of our stockholders.

What Our Compensation Program is Designed to Reward and Other Policies

We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value. Our Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior executive officers and that compensation provided to our executive officers is appropriately aligned with performance and key strategic objectives and remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In making compensation decisions, the Committee considers the compensation practices and financial performance of REITs and other industry participants and from time to time receives assessments and advice regarding compensation practices from third party compensation consultants. In evaluating performance, the Committee considers quantitative and qualitative improvement in factors such as Core FFO per share based metrics, capital structure, absolute and relative stockholder returns, individual performance, and contribution to corporate goals and objectives. Additionally, the Committee takes into account our general performance, the executive officer’s past performance, the executive officer’s anticipated performance and contribution to our achievement of our long-term goals, and the position, level and scope of the executive officer’s responsibilities.

We believe that our compensation program for executive officers, which includes the use of performance-based and service-based restricted stock awards, results in a significant alignment of interest between these individuals and our stockholders. Under our Equity Retention Policy for Covered Persons, within five years of becoming a Covered Person, as defined by the CEO and the Committee, a Covered Person is required to own our Common Stock (including service-based restricted stock but not counting unvested performance shares) equal to a minimum of five times annual base salary for the CEO and three times annual base salary for all other Covered Persons. The Committee reviews progress toward meeting these guidelines annually to confirm that each Covered Person meets or exceeds equity retention guidelines. In addition, equity grants to NEOs do not include tax gross-up provisions, and the Committee does not intend to provide tax gross-ups on any future restricted stock grants to executive officers. Additionally, the Company's Clawback Policy provides that if the Company has a material restatement of financial results, we will recover from our executive officers any incentive-based compensation that was awarded in excess of the amount that otherwise would have been awarded based on the restated financial statements. Finally, the Company's Anti-Hedging Policy prohibits all employees, non-employee directors and executive officers from engaging in short sales of our securities, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds and forward sale contracts) involving our securities.

Equity Grant Practices. We do not grant equity awards in anticipation of the release of material non-public information (“MNPI”). We do not time the release of MNPI based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take MNPI into account when determining the timing and terms of such awards. We do not have a formal policy with respect to the timing of our equity award grants, however, the Compensation Committee has historically granted such awards on a predetermined annual schedule.

We do not currently issue any stock options to our employees (including our executive officers), and there are no outstanding stock options.

Accounting and Tax Considerations

We have selected compensation elements that help us achieve the objectives of our compensation program and not because of preferential financial accounting or tax treatment. However, when awarding compensation, the Committee is mindful of the accounting impact of the compensation expense of each compensation element. In addition, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct on our federal income tax return for any single taxable year. The Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses for income tax purposes. Therefore, the Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and expects in the future to approve additional compensation that is not deductible for income tax purposes.

Benchmarking

The Committee, with the assistance of Pearl Meyer, periodically reviews senior executive pay levels and practices disclosed by other comparable REITs to ensure that compensation opportunities provided to our NEOs remain competitive. For 2025, the Committee engaged Pearl Meyer to conduct a market pay analysis for our NEOs and to review the industry peer group used for market benchmarking. Compared with the 2024 peer group, for 2025, Pearl Meyer recommended the removal of former peer, Realty Income, Inc. (on the basis of size), and the addition of Essential Properties Realty Trust, Inc. and Gaming and Leisure Properties, Inc., both of which have triple-net lease business models. Based on Pearl Meyer’s recommendations, the Committee approved a peer group of the following REITs: Agree Realty Corporation, Brixmor Property Group, Inc., Camden Property Trust, EPR Properties, Essential Properties Trust, Inc., Federal Realty Investment Trust, Gaming and Leisure Properties, Inc., Kimco Realty Corporation, Kite Realty Group Trust, Medical Properties Trust, Inc., Omega Healthcare Investors Inc., Regency Centers Corporation, Tanger Inc. and W. P. Carey, Inc. (collectively, the “Peer Group”).

				Net Operating	Total	Equity Market	Enterprise	TSR (%) (3)
Company	GICS Industry Description	# of EEs	Revenues (1) $	Income (1) $	Assets (2) $	Cap (3) $	Value (3) $	1-Yr	3-Yr	5-Yr
Agree Realty Corporation	Retail REITs	75	689	579	9,484	8,265	11,813	7%	5%	6%
Brixmor Property Group Inc.	Retail REITs	454	1,346	992	9,049	8,026	13,241	-2%	10%	15%
Camden Property Trust	Residential REITs	1,660	1,578	1,007	9,055	11,712	15,503	-1%	3%	5%
EPR Properties	Other Specialized REITs	55	707	530	5,544	3,799	6,763	21%	18%	16%
Essential Properties Realty Trust, Inc.	Diversified REITs	48	531	467	6,610	5,877	8,529	-1%	13%	12%
Federal Realty Investment Trust	Retail REITs	307	1,257	805	8,862	8,696	13,802	-6%	4%	8%
Gaming and Leisure Properties, Inc.	Other Specialized REITs	19	1,577	1,296	12,787	12,648	19,781	-1%	1%	8%
Kimco Realty Corporation	Retail REITs	717	2,123	1,425	19,880	13,727	22,121	-9%	3%	11%
Kite Realty Group Trust	Retail REITs	227	857	631	6,648	5,190	8,228	0%	9%	15%
Medical Properties Trust, Inc.	Health Care REITs	118	1,009	807	14,924	3,008	12,228	35%	-16%	-19%
Omega Healthcare Investors, Inc.	Health Care REITs	60	1,150	927	10,596	13,104	17,582	26%	26%	13%
Regency Centers Corporation	Retail REITs	498	1,577	1,022	13,059	12,592	18,033	-3%	8%	13%
Tanger Inc.	Retail REITs	399	575	344	2,636	3,841	5,562	1%	28%	33%
W. P. Carey Inc.	Diversified REITs	203	1,670	1,448	17,985	14,104	22,561	25%	0%	4%

n=14	25th Percentile	64	745	592	7,201	5,361	9,350	-2%	3%	6%
	Median	215	1,204	867	9,270	8,480	13,521	-1%	6%	11%
	75th Percentile	440	1,577	1,018	12,991	12,634	17,920	17%	12%	14%

NNN REIT, Inc.	Retail REITs	83	906	848	9,480	7,527	12,239	3%	1%	5%
Percentile		32	33	49	54	37	39	64	11	9

(1) As of most recently disclosed 4 quarters ($mm)
(2) As of most recently disclosed fiscal quarter ($mm)
(3) Equity Market Cap, Enterprise Value and TSR current as of December 31, 2025.

The Peer Group for the 2025 market pay analysis consisted of 14 publicly-traded REITs, most of which have investment-grade credit ratings, operating across a variety of property sectors, with a primary focus on the retail sector, recognizing that the Company competes with REITs across all property sectors for capital and executive talent. Relative to the Peer Group, the Company’s net operating income was near the 50th percentile and equity market capitalization as of December 31, 2025 was between the 25th and 50th percentile values. In determining 2025 pay opportunities for executive officers, the Committee considered the compensation of our NEOs as compared to the compensation of NEOs of companies in our Peer Group. Pearl Meyer provided the Committee with a detailed analysis of the compensation of our executive officers as compared to the executive officers of companies in our Peer Group, with the overall objective of providing target total pay opportunities comparable to those provided by industry peers, and actual pay that is directionally aligned with performance relative to peers. As of December 31, 2025, our total return to stockholders was between the Peer Group 50th and 75th percentiles over one-year and below the 25th percentile over three-year and five-year periods.

We believe that our compensation, benchmarked against our Peer Group, provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value creation, and encourages executive recruitment and retention. The Committee compared base salary and total compensation for our executive officers against the Peer Group, generally focusing on targeting aggregate total pay opportunities at or near 50th percentile market values. Compared with the Peer Group, 2025 target total direct compensation (sum of base salary plus target annual cash incentive plus target long-term incentives) was below Peer Group 50th percentile market values for each of our NEOs. It was also within a competitive range (defined as +/- 15%) of Peer Group 50th percentile values for Mr. Horn and Ms. Miller and below the competitive range for each of our other current NEOs, who remain eligible for ongoing market adjustments as warranted by performance.

2025 Executive Compensation Components and How They Relate to Our Objectives

For the fiscal year ended December 31, 2025, base salary, annual cash incentives, cash bonus, and long-term equity-based incentives were the principal components of compensation for the NEOs. Executives also receive certain benefits and other perquisites. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balance short-term operational performance with long-term stockholder value, and encourage executive recruitment and retention. The target aggregate total direct compensation mix for our NEOs in 2025 was 19% base salary, 24% short term incentive (STI or bonus) and 57% long-term incentive ("LTI") compensation which is comparable with the Peer Group 50th percentile target compensation mix.

The differences in the target amounts and mix of compensation awarded to the NEOs are primarily a result of comparing each executive's compensation against corresponding market values for industry peers and giving consideration to differences in position and responsibilities among the Company’s NEOs. The responsibilities for each named executive officer during the fiscal year 2025 were as follows:

(i) Mr. Horn, our President and Chief Executive Officer, was responsible for developing, defining, implementing and executing the Company’s corporate strategy, policies, mission, philosophy, goals and objectives;

(ii) Mr. Habicht, our former Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer, and Mr. Chao, our current Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer, were responsible for overseeing all capital, forecasting, credit tenant analysis, tax, investor relations and corporate communication matters of the Company and assisting the corporate secretary;

(iii) Ms. Steffens, our Executive Vice President, General Counsel and Secretary, was responsible for overseeing all legal, corporate governance and compliance and ethics matters, in addition to human resources and the Company's sustainability program and initiatives;

(iv) Mr. Adamo, our Executive Vice President, Chief Portfolio Officer, was responsible for overseeing all disposition, leasing and development activities, asset management, due diligence and property level analytics; and

(v) Ms. Miller, our Executive Vice President, Chief Accounting Officer and Chief Technology Officer, was responsible for overseeing SEC and financial reporting, lease compliance, information technology and payroll.

Our Committee believes that the different levels of compensation provided to the NEOs are commensurate with the responsibilities of each executive.

Base Salary

The Committee sets and adjusts the base salaries of our NEOs based on the qualifications, experience, scope of responsibilities and past performance of each executive, the practices of and salaries awarded by our Peer Group, and other factors deemed appropriate by the Committee. The Committee approved 2025 base salary increases for our NEOs who served in their current roles throughout the year, ranging from 5.4% to 14.3% (or a total increase of 8.2%). After these increases, 2025 base salaries for NEOs ranged from 84% to 99% of market median levels (92% of median levels in the aggregate).

Annual Incentive Compensation

Cash Incentive Bonus. We believe that a significant portion of the compensation of the NEOs should be provided in the form of incentive compensation. For 2025, the Committee approved annual cash incentive bonus opportunities based upon per share profitability subject to potential reductions in bonus amounts if balance sheet leverage rose above 50% (75% weighting) and holistic assessments of each NEO's contributions toward corporate objectives, as well as individual performance (25% weighting). Profitability was based on Core FFO per share, excluding impairments and retirement and severance costs, ranging from $3.30 per share for "threshold" performance to $3.36 per share for "target" level performance to $3.46 per share for "maximum" performance. Each NEO's bonus opportunity for threshold, target and maximum performance is set forth in the table below. Straight-line interpolation is used to determine awards for results in between performance levels.

The following tables represent the 2025 annual cash incentive bonus opportunities and actual earned awards for each NEO expressed as a percentage of base salary.

	Core FFO per Share (75%)
Position	Threshold	Target	Maximum	2025 Actual
President & Chief Executive Officer	56.250%	112.500%	225.000%	168.7500%
EVP, CFO, Asst. Secretary & Treasurer	43.125%	86.250%	172.500%	129.3750%
Former EVP, CFO, Asst. Secretary & Treasurer (1)	43.125%	86.250%	172.500%	129.3750%
EVP, General Counsel & Secretary	37.500%	75.000%	150.000%	112.5000%
EVP, Chief Portfolio Officer	43.125%	86.250%	172.500%	129.3750%
EVP, Chief Accounting Officer and Chief Technology Officer	37.500%	75.000%	150.000%	112.5000%

	Individual Performance (25%)
Position	Threshold	Target	Maximum	2025 Actual
President & Chief Executive Officer	18.750%	37.500%	75.000%	43.5000%
EVP, CFO, Asst. Secretary & Treasurer	14.375%	28.750%	57.500%	28.7500%
Former EVP, CFO, Asst. Secretary & Treasurer (1)	14.375%	28.750%	57.500%	28.7500%
EVP, General Counsel & Secretary	12.500%	25.000%	50.000%	30.7500%
EVP, Chief Portfolio Officer	14.375%	28.750%	57.500%	36.5125%
EVP, Chief Accounting Officer and Chief Technology Officer	12.500%	25.000%	50.000%	32.0000%

	Total Annual Cash Incentive Bonus Opportunity
Position	Threshold	Target	Maximum	2025 Actual
President & Chief Executive Officer	75.000%	150.000%	300.000%	212.2500%
EVP, CFO, Asst. Secretary & Treasurer	57.500%	115.000%	230.000%	158.1250%
Former EVP, CFO, Asst. Secretary & Treasurer (1)	57.500%	115.000%	230.000%	158.1250%
EVP, General Counsel & Secretary	50.000%	100.000%	200.000%	143.2500%
EVP, Chief Portfolio Officer	57.500%	115.000%	230.000%	165.8875%
EVP, Chief Accounting Officer and Chief Technology Officer	50.000%	100.000%	200.000%	144.5000%

(1) Mr. Habicht's bonus potential and actual payout were prorated for his retirement date of March 31, 2025.

For the portion of award opportunities tied to per share profitability, and based on our actual 2025 Core FFO per share results of $3.41 per share (excluding any impairments and retirement and severance costs) which was above target performance hurdles, the Committee approved annual cash incentive bonus awards for NEOs equal to 150% of target, with payouts for this component ranging from 112.50% to 168.75% of base salary.

For the strategic / individual performance component, our NEOs were evaluated based on their contributions towards a series of shared corporate strategic objectives as well as individual performance goals related to their respective functions. Award determinations were based on holistic assessments by the Committee (along with input from the President & Chief Executive Officer for his direct reports) of performance relative to pre-established corporate and individual objectives. Corporate strategic objectives for 2025 were as follows:

•
Acquisitions of $600 million at prudent risk-adjusted yields;
•
General & Administrative ("G&A") expenses (assuming target incentive compensation, excluding leasing transaction costs and retirement and severance costs) at or below $49.0 million;
•
Leverage ratio (total liabilities divided by gross book assets) below 45.0%; and
•
Maintain portfolio occupancy above 98.0%.

Each of these strategic objectives were fully met or exceeded in 2025. Our acquisitions totaled $931.0 million, G&A expenses were $47.0 million based on target incentive compensation and excluding leasing transaction costs and retirements and severance costs, our leverage ratio was 42.1% and portfolio occupancy was 98.3%.

Our NEOs also generally met or exceeded individual performance objectives tied to their respective functions.

Stephen A. Horn, Jr.:
● Set the strategic plan for the Company
● Led strategic Board engagement with the Company
● Oversaw the expanded use of data analytics and AI for the Company
● Oversaw the Company's corporate sustainability strategy
● Oversaw the acquisition of 239 properties for $931.0 million at an initial cash yield of 7.4% and disposition of 116 properties for net sale proceeds of $190.5 million

Vincent H. Chao:
● Successfully raised $85.4 million in gross proceeds of common equity at an average of $42.86 per share
● Executed a public offering of $500 million of 4.600% notes due in February 2031

● Executed a $300 million unsecured delayed draw term loan facility maturing in February 2029 based on Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 0.85% and entered into forward starting swaps totaling $200 million that fix SOFR at 3.22% through January 2029

● Led all institutional investor engagements, implemented a new investor customer relationship management program and enhanced investor disclosures
● Positioned the balance sheet to support the Company’s growth initiatives, while providing flexibility to operate in a variety of macroeconomic conditions

Kevin B. Habicht:
● Facilitated the transition to the new Chief Financial Officer
● Led institutional investor engagements during the 1st quarter of 2025

● Strategically positioned the balance sheet to navigate challenging capital markets; providing $1.1 billion of total available liquidity, comprised of cash and unused line of credit capacity at March 31, 2025

Gina M. Steffens:
● Led the legal team executing a high volume of transactions for the Company, including all property acquisitions, dispositions and leasing
● Advised the Board of Directors on corporate governance and compliance matters and various risk management strategies
● Led the Company’s sustainability program and publishing of the Company’s annual sustainability report
● Oversaw the Company’s human resources program, including engagement, benefits and recruiting, and advised on talent management and compensation policies and practices

Jonathan A. Adamo:
● Led the due diligence, disposition, asset management, leasing and development teams
● Oversaw the lease renewal efforts resulting in 187 leases renewing at 106% of prior rent
● Led the Company’s vacancy releasing efforts resulting in 26 new leases at 108% of prior rent
● Executed the Company’s disposition strategy resulting in 116 properties sold with $190.5 million in net proceeds at a 6.4% cap rate
● Combined endeavors above resulted in a portfolio occupancy rate of 98.3% at December 31, 2025

Michelle L. Miller:

● Led the accounting (including all SEC reporting, forecasting and payroll), information technology and lease compliance teams and managed relationships and coordinated with the Audit Committee, as well as external and internal auditors

● Oversaw the Company’s capital market transactions, including the at-the-market equity program
● Assisted in the Chief Financial Officer transition
● Worked closely with the technology team to develop an AI strategy and establish a governance framework with appropriate training
● Oversaw the successful completion of a cloud migration, cybersecurity testing and the development of enhancements for the Company's current environment

Based on these accomplishments, the Committee approved awards for the strategic/individual objectives component ranging from 28.75% to 43.50% of base salary, and total combined payouts for our NEOs ranged from 143.25% to 212.25% of base salary. The Committee determined that these payments were consistent with the strong performance of the executive management team. All cash incentive awards, are reflected in the "Non-Equity Incentive Plan Compensation" column, with the exception of Mr. Habicht’s prorated cash incentive award which is reflected in the “Other” column of the Summary Compensation Table ("SCT") below.

Long-Term Incentive Compensation

For 2025, the Committee approved long-term incentive compensation opportunities for executive officers, provided through a 70% / 30% weighted target value mix of performance-based restricted stock and service-based restricted stock. Total target award opportunities for NEOs ranged from 140.0% to 525.0% of base salary, varying by position, as set forth in the table below.

	2025 Target Long-Term Incentive Award Opportunity (as % of Base Salary)
Position	TSR Performance-Based Restricted Shares (70%)	Service-Based Restricted Shares (30%)	Total Target Award (100%)
President & Chief Executive Officer	367.5%	157.5%	525.0%
EVP, CFO, Asst. Secretary & Treasurer	164.5%	70.5%	235.0%
Former EVP, CFO, Asst. Secretary & Treasurer (1)	192.5%	82.5%	275.0%
EVP, General Counsel & Secretary	98.0%	42.0%	140.0%
EVP, Chief Portfolio Officer	112.0%	48.0%	160.0%
EVP, Chief Accounting Officer and Chief Technology Officer	98.0%	42.0%	140.0%

(1)
Mr. Habicht retired from the Company effective March 31, 2025, at which time he forfeited the 2025 long-term incentive performance-based and service-based restricted stock grants.

Service-based restricted stock vests annually over a four-year period to enhance retention and promote long-term equity ownership. Performance-based restricted stock vests, if at all, at the end of three years on January 1, 2028, subject to the achievement of applicable performance goals. Vesting for TSR performance-based restricted stock is tied to our TSR relative to other companies in the FNER for the three-year period ending December 31, 2027. The Committee chose this comparator group to allow for performance assessments within our applicable industry group, recognizing that we compete for investor capital with REITs across various property sectors. TSR includes stock price appreciation plus dividends over the three-year measurement period, with calculations for the Company and comparators based on ten-day average closing stock prices leading up to the start and end of the measurement period. Performance levels and corresponding award funding levels for 2025 performance-based restricted stock grants are summarized in the following table.

	3-Year Relative TSR and Positioning	% of Target Award Funded
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile or Above	200%

For performance-based restricted share grants, 25% of the corresponding target award opportunity is earned for threshold performance; 100% for target performance and 200% for maximum performance. No performance-based shares are earned for results below the threshold level. Straight-line interpolation is used to determine awards for results in between performance levels.

The number of shares of service-based restricted stock and performance-based restricted stock granted was based on the average closing share price of our Common Stock for ten days prior to the grant date ($39.372 per share). Accordingly, the Committee approved grants of service-based restricted stock and target grants of performance-based restricted stock to Messrs. Horn (39,003 service-based and 91,007 performance-based shares), Chao (8,953 service-based and 20,890 performance-based shares), Habicht (14,668 service-based and 34,225 performance based shares), and Adamo (5,120 service-based and 11,948 performance-based shares), Mses. Steffens (4,800 service-based and 11,201 performance-based shares), and Miller (4,267 service-based and 9,956 performance-based shares) as shown in the Grants of Plan-Based Awards table. Mr. Habicht retired from the Company effective March 31, 2025, at which time he forfeited the 2025 long-term incentive performance-based and service-based restricted stock grant.

Executive officers are entitled to receive dividends on unvested shares of service-based restricted stock. Dividends payable on performance-based restricted stock will accumulate and be payable to the executive officers only if and to the extent the shares vest. No tax gross-ups shall be paid to the executive officers on any service-based restricted stock nor on any performance-based restricted stock.

In 2023, the executive officers were granted a performance-based restricted stock award as part of the 2023 executive compensation program. Vesting for this award was tied to TSR relative to the FNER for the three-year period ending December 31, 2025. The Company’s TSR during this period was at the 40.9th percentile compared to the FNER. As a result, executive officers earned approximately 72.7% of the target number of shares granted. These shares are included in the Outstanding Equity Awards at Fiscal Year End table because they did not vest until January 1, 2026.

Benefits and Other Perquisites

We provide benefits to our executive officers under the NNN REIT, Inc. Retirement Plan. We do not sponsor a defined benefit pension plan for our executive officers or any other associates. Our NEOs are eligible to receive, on the same basis as other associates, employer matching contributions under the plan. This allows our executive officers to save for retirement on a tax-deferred basis through the Code Section 401(k) savings feature of the plan, including Company-funded matching contributions based on the individual contributions of each executive officer.

Our NEOs are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as other associates who meet applicable eligibility criteria.

We do not consider perquisites to be a principal component of our executive officers’ compensation. Costs attributed to the perquisites and other personal benefits afforded to the NEOs for the fiscal year ended December 31, 2025, are shown in the “Other Compensation” column of the SCT below.

We believe that the benefit and perquisite programs provided to our executive officers are reasonable and competitive with the benefits and perquisites provided to executive officers of other REITs and are necessary to sustain a fully competitive executive compensation program.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that the Company incorporated it by specific reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and disclosed in this proxy statement under the section entitled "Executive Compensation - Compensation Discussion and Analysis," with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, both filed with the SEC.

COMPENSATION COMMITTEE

Betsy D. Holden, Chairperson

David M. Fick

Edward J. Fritsch

Executive Compensation Tables

The following table shows total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Stock Awards $(1)	Non- Equity Incentive Plan Compensation $	Bonus $(2)	All Other Compensation $(3)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Stephen A. Horn, Jr. President and Chief Executive Officer	2025	975,000	6,664,544	2,069,437	-	21,945	9,730,926
	2024	925,000	5,808,642	1,665,000	-	19,856	8,418,498
	2023	825,000	4,385,780	1,964,531	-	19,343	7,194,654

Vincent H. Chao, Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer (4)	2025	489,041	1,918,838	790,625	93,750	15,089	3,307,343

Kevin B. Habicht, Former Executive Vice President, Chief Financial Officer, Asst. Secretary and Treasurer	2025 (6)	175,000	2,506,352	-	-	776,965	3,458,317
	2024	675,000	2,331,297	931,500	-	22,730	3,960,527
	2023	650,000	1,996,473	1,167,969	-	20,721	3,835,163

Gina M. Steffens, Executive Vice President, General Counsel and Secretary (5)	2025	450,000	820,248	644,625	-	19,088	1,933,961
	2024	425,000	667,182	510,000	-	15,326	1,617,508

Jonathan A. Adamo, Executive Vice President, Chief Portfolio Officer	2025	420,000	874,918	696,728	-	85,224	2,076,870
	2024	375,000	588,692	478,125	-	103,797	1,545,614
	2023	269,807	746,475	350,911	-	105,210	1,472,403

Michelle L. Miller, Executive Vice President, Chief Accounting Officer and Chief Technology Officer	2025	400,000	729,125	578,000	-	21,637	1,728,762
	2024	350,000	549,446	420,000	-	19,511	1,338,957
	2023	320,000	434,751	520,000	-	26,137	1,300,888

(1)
The amounts in column (d) represent the grant date fair value of the restricted stock awards with respect to the fiscal year in accordance with FASB ASC Topic 718 assuming "maximum" performance is achieved. Further information regarding the valuation of stock awards and any assumptions made can be found in Note 9 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. (See discussion under "Compensation and Discussion Analysis - Long-Term Incentive Compensation.")
(2)
The amounts in column (f) represent Mr. Chao's 2025 sign-on bonus of $75,000 plus a 25 percent tax gross-up of $18,750 on said sum to cover relocation costs.

(3)
The amounts in column (g) represent:
•
the Company’s contribution to the Company’s 401(k) plan on behalf of each of the NEOs in an amount of $18,250 in 2025, $17,950 in 2024 and $17,550 in 2023, with the exception of Mr. Chao who received a contribution of $13,942 in 2025, and Ms. Steffens who received a contribution of $14,950 in 2024;
•
group term life insurance and executive life insurance premiums paid by the Company for the benefit of the NEOs during 2025, 2024 and 2023, of $3,695, $1,906 and $1,793, respectively, for Mr. Horn, $1,371, $4,780 and $3,171, respectively, for Mr. Habicht; $1,870, $456 and $716, respectively, for Mr. Adamo, $3,387, $1,561 and $1,037, respectively, for Ms. Miller, $838 and $376 for 2025 and 2024, respectively, for Ms. Steffens, and $1,146 for 2025 for Mr. Chao; and
•
reimbursement payments for taxes incurred in connection with the vesting of restricted stock awards vested during 2025, 2024 and 2023 for Mr. Adamo of $65,105, $85,392 and $86,944, respectively. Ms. Miller received reimbursement payments for taxes in 2023 of $7,550. No tax reimbursements have been provided for vesting of restricted stock granted to executive officers since 2009, with the exception of Mr. Adamo and Ms. Miller who received tax reimbursements for grants received while serving in non-executive roles.

In connection with his retirement from employment with the Company on March 31, 2025, Mr. Habicht received the following payments and benefits:

•
accelerated vesting of his service-based restricted stock awards, granted prior to March 31, 2025, with a value in the amount of $678,138, which is equal to the fair value of stock awarded at retirement date, March 31, 2025, and this amount is not included in column (g), and performance-based restricted stock granted prior to March 31, 2025, will continue to vest at the agreed vesting schedule;
•
the following amounts are included in column (g):
•
annual performance bonus based on actual performance prorated for 2025 in the amount of $276,719;
•
service award valued at $22,798 plus a 25 percent tax gross-up of $9,569;
•
professional services platform subscription valued at $25,381;
•
monthly health benefit payments totaling $17,877 for nine months; and
•
monthly consulting payment of $45,000 for nine months totaling $405,000.
(4)
Mr. Chao became a NEO in 2025.
(5)
Ms. Steffens became a NEO in 2024.
(6)
Mr. Habicht retired from the Company effective March 31, 2025, at which time he forfeited the 2025 long-term incentive performance-based and service-based restricted stock grants. Excluding these grants, Mr. Habicht's total compensation for 2025 is $951,965.

The following table sets forth certain information with respect to grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2025.

Grants of Plan-Based Awards

	Grant		Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	(#)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)
Stephen A. Horn, Jr.	2/17/2025	(1)	-	-	-	39,003	1,577,281
	2/17/2025	(2)	22,752	91,007	182,014	-	5,087,263

Vincent H. Chao	1/9/2025	(3)	-	-	-	10,000	389,000
	2/17/2025	(1)	-	-	-	8,953	362,059
	2/17/2025	(2)	5,223	20,890	41,781	-	1,167,779

Kevin B. Habicht (4)	2/17/2025	(1)	-	-	-	14,668	593,174
	2/17/2025	(2)	8,556	34,225	68,450	-	1,913,178

Gina M. Steffens	2/17/2025	(1)	-	-	-	4,800	194,112
	2/17/2025	(2)	2,800	11,201	22,402	-	626,136

Jonathan A. Adamo	2/17/2025	(1)	-	-	-	5,120	207,053
	2/17/2025	(2)	2,987	11,948	23,895	-	667,865

Michelle L. Miller	2/17/2025	(1)	-	-	-	4,267	172,557
	2/17/2025	(2)	2,489	9,956	19,913	-	556,568

(1)
The amounts shown in column (f) reflect the service-based restricted stock issued under our 2017 Performance Incentive Plan in 2025. These shares are only subject to service-based vesting and vest 25% per year over a four-year period.
(2)
The amounts shown in columns (c), (d) and (e) reflect the performance-based stock grants issued under the executive compensation program. The potential stock award is based on our TSR performance relative to other REITs for the three-year period ending December 31, 2027. This performance-based stock award amount is determined in accordance with FASB ASC Topic 718, using a Monte Carlo simulation model.
(3)
Represents an inducement grant for Mr. Chao. These shares vest in full on the third anniversary from the date of grant based on his continued service through such date.
(4)
Mr. Habicht retired from the Company effective March 31, 2025, at which time he forfeited the February 17, 2025 performance-based and service-based restricted stock grants.

The following table sets forth certain information with respect to equity awards outstanding as of December 31, 2025, for each of the NEOs. All shares are valued based on the Company’s closing stock price of $39.63 per share on December 31, 2025.

Outstanding Equity Awards at Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)		(e)
Stephen A. Horn, Jr.	125,610	(1)	4,977,924	160,898	(7)	6,376,388
				182,014	(8)	7,213,215
Vincent H. Chao	18,953	(2)	751,107	41,781	(8)	1,655,781
Kevin B. Habicht	18,307	(3)	725,506	64,576	(7)(9)	2,559,147
Gina M. Steffens	17,770	(4)	704,225	18,481	(7)	732,402
				22,402	(8)	887,791
Jonathan A. Adamo	25,990	(5)	1,029,984	16,307	(7)	646,246
				23,895	(8)	946,959
Michelle L. Miller	12,378	(6)	490,540	15,220	(7)	603,169
				19,913	(8)	789,152

(1)
The service-based restricted shares vest as follows: 69,192 in 2026, 28,298 in 2027, 18,369 in 2028 and 9,751 in 2029.
(2)
The service-based restricted shares vest as follows: 2,238 in 2026, 2,238 in 2027, 12,238 in 2028 and 2,239 in 2029.
(3)
Mr. Habicht retired from the Company effective March 31, 2025. The 18,307 restricted shares reflect the performance-based stock grant that was earned under the Executive Compensation program and will vest in 2026.
(4)
The service-based restricted shares vest as follows: 12,190 in 2026, 2,190 in 2027, 2,190 in 2028 and 1,200 in 2029.
(5)
The service-based restricted shares vest as follows: 17,029 in 2026, 5,528 in 2027, 2,153 in 2028 and 1,280 in 2029.
(6)
The service-based restricted shares vest as follows: 6,959 in 2026, 2,469 in 2027, 1,883 in 2028 and 1,067 in 2029.
(7)
The amounts shown in columns (d) and (e) reflect the “maximum” achievement levels under the long-term performance-based stock awards granted on February 14, 2024. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2026. For a detailed discussion of the long-term incentive compensation, see “Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
(8)
The amounts shown in columns (d) and (e) reflect the “maximum” achievement levels under the long-term performance-based stock awards granted on February 17, 2025. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2027. For a detailed discussion of the long-term incentive compensation, see “Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
(9)
Based upon the Company’s TSR performance relative to other REITs for the three-year period ended December 31, 2026, Mr. Habicht will be eligible to receive a prorated vesting of such award as set forth in his retirement agreement (refer to “Payments Upon Retirement of Mr. Habicht”).

The following table sets forth certain information with respect to restricted and performance-based stock that vested during the fiscal year ended December 31, 2025.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(d)	(e)
Stephen A. Horn, Jr.	103,713	4,238,296
Kevin B. Habicht (1)	69,802	2,874,047
Gina M. Steffens	990	40,441
Jonathan A. Adamo	7,249	361,226
Michelle L. Miller	10,569	431,744

(1) Mr. Habicht retired from the Company effective March 31, 2025.

The following table provides information regarding the Company's equity compensation plans as of December 31, 2025.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2) (a)	Weighted average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	-	-	4,142,910

Equity compensation plans not approved by securities holders	-	-	-

Total	-	-	4,142,910

(1)
Consists entirely of common shares authorized for issuance under the 2017 Performance Incentive Plan.
(2)
Excludes 179,187 phantom shares credited under the Deferred Fee Plan for Directors. No exercise price is required to be paid upon the vesting of restricted shares.

Potential Payments Upon Termination or Change of Control

For purposes of the discussion that follows, Messrs. Horn, Chao, Adamo and Lewis and Mses. Steffens and Miller are collectively referred to herein as the “Executives” and each, an “Executive.”

Executive Severance Plan

Messrs. Horn, Chao, Adamo and Lewis and Mses. Steffens and Miller are participants in the Executive Severance Plan, as described below.

Each of Messrs. Horn, Chao, Adamo and Lewis and Mses. Steffens and Miller has entered into a letter agreement outlining the terms of their participation under the Executive Severance Plan. The letter agreements for Messrs. Horn, Chao, Adamo and Lewis and Mses. Steffens and Miller became effective on April 29, 2022, January 9, 2025, August 14, 2023, August 1, 2025, November 30, 2023 and January 1, 2025, respectively. The letter agreements, respectively, provide for a “termination payment multiple” of two and one-half for Messrs. Horn and Chao, two for Ms. Miller and one and one-half for Messrs. Adamo and Lewis and Ms. Steffens and a “change of control termination multiple” of three for Mr. Horn, two and one-half for Mr. Chao and two for Messrs. Adamo and Lewis and Mses. Steffens and Miller (as such terms are defined in the Executive Severance Plan). The “termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason” and the “change of control termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason”, in each case during the period beginning on the date that is three months prior to the consummation of a "change of control" of the Company and ending on the date that is 12 months after the consummation of such “change of control” of the Company (such period, the “Change of Control Protection Period”).

Death or Disability Severance Benefits. If a participant’s employment is terminated due to such participant’s death or disability, such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (b) in the event of such participant’s death, (i) a lump sum cash payment equal to two months of such participant’s annual base salary, and (ii) one year of continued Company-paid health coverage; (c) vesting of any unvested time-based equity awards; and (d) vesting of any unvested performance-based equity awards at the “target” level of performance.

Termination without Cause or for Good Reason Severance Benefits. If a participant’s employment is terminated by the Company without “cause” or by such participant for “good reason”, such participant will be eligible to receive: (a) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by his or her annual base salary; (b) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the three years of employment prior to termination (provided, however, if such participant serves in their current role with the Company on his or her termination date, such termination occurs on or after the consummation of a “change of control” and such participant has not been employed for three years, then the amount payable to such participant under this clause (b) will be equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the years of employment that such participant served in their current role with the Company; (c) one year of continued Company-paid health coverage; (d) in the event of such termination during the Change of Control Protection

Period, a payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (e) vesting of any unvested time-based equity awards; and (f) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance. The cash payments in clauses (a) and (b) are payable in equal installments over a 12-month period.

Retirement Severance Benefits. If a participant’s employment is terminated due to retirement (as approved by the Board of Directors), such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus based on attainment of actual performance for the year of termination; (b) vesting of any unvested time-based equity awards; and (c) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance.

Change of Control Equity Benefits. On a “change of control” of the Company, a participant will be eligible to receive: (a) vesting of any unvested time-based equity awards; and (b) vesting of any unvested performance-based awards at the “target” level of performance; provided that, if the participant has previously been terminated from employment without “cause” or for “good reason” and the “change of control” occurs prior to the vesting of any such unvested performance-based equity awards, then the performance-based equity awards will vest at the “target” level of performance as of the effective date of such “change of control”.

Conditions to Receipt of Severance. A participant must execute a letter agreement with the Company that contains non-competition, non-solicitation, non-disclosure and non-disparagement covenants. Additionally, other than in the case of a termination of employment due to death or disability, the participant’s receipt of severance payments and benefits under the Executive Severance Plan is contingent upon such participant timely signing and not revoking a release of claims in favor of the Company and such participant complying with the restrictive covenants in his or her letter agreement.

Excise Tax. In the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a participant would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, a participant will be entitled to receive either full payment of such payments or benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, which ever results in the greater amount of after-tax benefits to the participant. No excise tax gross-ups are provided for in Messrs. Horn, Chao, Adamo and Lewis or Mses. Steffens and Miller letter agreements, or in the Executive Severance Plan.

“Cause” is defined in the Executive Severance Plan as the participant’s:

•
conviction of (or pleading nolo contendere to) an indictment or information that is filed against the participant and is not discharged or otherwise resolved within 12 months thereafter, and said indictment or information charged participant with a felony, any crime of moral turpitude, fraud or any act of dishonesty or any crime which is likely to result in material injury, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries;
•
continued failure to substantially perform his or her duties or to carry out the lawful written directives of the Board of Directors;
•
material breach of a fiduciary duty, including disclosure of any conflicts of interest that are known to the participant, or with reasonable diligence should be known, to the participant’s employment with the Company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his or her duties) which is materially injurious, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries; or
•
material breach of the restrictive covenants set forth in his or her letter agreement under the Executive Severance Plan or any other provisions of the Executive Severance Plan or the employment letter.

“Good Reason” is defined in the Executive Severance Plan as, unless otherwise consented to by the participant:

•
a change in the participant’s reporting responsibilities such that he or she is no longer reporting directly to (x) in the case of a participant who is the Chief Executive Officer of the Company, the Board of Directors, and (y) in the case of all other participants, the Chief Executive Officer;
•
a material reduction in the participant’s position, authority, duties or responsibilities (which includes in the event of a Change of Control, if the participant is no longer serving in their current role of the ultimate parent entity of the surviving entity);
•
a reduction in the annual salary of the participant (other than an immaterial temporary reduction in such participant’s annual salary that is in effect for 12 months or less made in connection with temporary reductions in the annual base salaries of all executive-level employees of the Company in response to events outside of the Company’s reasonable control that is either consented to by such participant or recommended by the Company’s executive management team);
•
the relocation of the participant’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida unless such participant is permitted to work remotely pursuant to the Company's generally applicable remote work policies; provided, however, that a relocation by such participant of his or her home office to more than 50 miles from such participant's home office at the time such individual becomes a participant in the Executive Severance Plan (if any) will not give rise to good reason;
•
the Company’s material breach of the Executive Severance Plan, the letter agreement under the Executive Severance Plan or any employment letter agreement; or
•
the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform the Executive Severance Plan and/or the participant’s letter agreement under the Executive Severance Plan.

“Change of Control” is defined in the Executive Severance Plan as:

•
a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities;
•
the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the

Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (b) the persons who were the beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; or
•
a change in the composition of the Board such that, during any twelve (12)-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

Termination Payments

The amount of compensation payable to each NEO under the Executive Severance Plan upon any termination is shown in the table. All estimates for Messrs. Horn, Chao and Adamo, and Mses. Steffens and Miller are based on an assumed termination date of December 31, 2025. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table. All shares are valued based on the Company's closing stock price of $39.63 per share at December 31, 2025.

	Salary	Severance Payments	Bonus	Accelerated Equity Awards	Change of Control Payment	Other	Total
NEO and Trigger	$	$	$	$	$	$	$
Stephen A. Horn, Jr.
Death or Disability (1)	162,500	-	1,462,500	8,304,195	-	29,440	9,958,635
Other than Change in Control (2)	-	7,186,640	-	11,772,726	-	29,440	18,988,806
Change in Control (3)	-	8,623,968	-	11,772,726	1,462,500	29,440	21,888,634
Retirement Termination (4)	-	-	1,462,500	8,304,195	-	-	9,766,695

Vincent H. Chao
Death or Disability (1)	83,333	-	575,000	1,024,305	-	32,346	1,714,984
Other than Change in Control (2)	-	3,226,563	-	1,578,978	-	32,346	4,837,887
Change in Control (3)	-	3,226,563	-	1,578,978	575,000	32,346	5,412,887
Retirement Termination (4)	-	-	575,000	1,024,305	-	-	1,599,305

Gina M. Steffens
Death or Disability (1)	75,000	-	450,000	1,096,079	-	29,440	1,650,519
Other than Change in Control (2)	-	1,540,970	-	1,514,342	-	29,440	3,084,752
Change in Control (3)	-	2,054,626	-	1,514,342	450,000	29,440	4,048,408
Retirement Termination (4)	-	-	450,000	1,096,079	-	-	1,546,079

Jonathan A. Adamo
Death or Disability (1)	70,000	-	483,000	1,402,744	-	36,340	1,992,084
Other than Change in Control (2)	-	1,392,882	-	1,826,626	-	36,340	3,255,848
Change in Control (3)	-	1,857,176	-	1,826,626	483,000	36,340	4,203,142
Retirement Termination (4)	-	-	483,000	1,402,744	-	-	1,885,744

Michelle L. Miller
Death or Disability (1)	66,667	-	400,000	822,805	-	19,440	1,308,912
Other than Change in Control (2)	-	1,812,000	-	1,186,681	-	19,440	3,018,121
Change in Control (3)	-	1,812,000	-	1,186,681	400,000	19,440	3,418,121
Retirement Termination (4)	-	-	400,000	822,805	-	-	1,222,805

(1) The amounts shown represent the following payments:

•
Payable in the case of death only and represents payment of two months of the Executive’s salary.
•
A cash payment of the prorated annual bonus at "target" level for the year of termination, payable in a single lump sum.
•
Vesting of certain service-based and performance-based stock awards. In February 2026, the Compensation Committee determined the 2023 TSR grant performance metrics met the 40.9th percentile resulting in vesting of 72.7% of target shares.
•
Payment of health benefits and other perquisites for spouse and dependents of Executive for one year following the event of death.

(2) The amounts shown represent the following payments:

•
A cash payment multiple of the annual salary and a cash payment multiple of the average annual bonus for the three contract years preceding termination, both payable in equal installments over a 12-month period. Multiples are as follows: 250% for Messrs. Horn and Chao, 200% for Ms. Miller and 150% for Mr. Adamo and Ms. Steffens.
•
Vesting of certain service-based and performance-based stock awards. Certain awards that are to be paid based upon actual future performance were calculated assuming “target” performance. If “maximum” performance is achieved, the payout of vesting for each of the NEOs would be as follows: Mr. Horn - $18,567,527; Mr. Chao - $2,406,888; Ms. Steffens - $2,324,418; Mr. Adamo - $2,623,189; and Ms. Miller - $1,882,861. In February 2026, the Compensation Committee determined the 2023 TSR grant performance metrics met the 40.9th percentile resulting in vesting of 72.7% of target shares.
•
Payment of health benefits and other perquisites for one year following termination.

(3) The amounts shown represent the following payments:

•
A cash payment multiple of the annual salary and a cash payment of the average annual bonus for the three contract years preceding termination, both payable in equal installments over a 12-month period. Multiples are as follows: 300% for Mr. Horn, 250% for Mr. Chao and 200% for Mses. Steffens and Miller and Mr. Adamo.
•
Vesting of certain service-based and performance-based stock awards. Certain awards that are to be paid based upon actual future performance were calculated assuming “target” performance. If “maximum” performance is achieved, the payout of vesting would result in: Mr. Horn - $18,567,527; Mr. Chao - $2,406,888; Ms. Steffens - $2,324,418; Mr. Adamo - $2,623,189; and Ms. Miller - $1,882,861. In February 2026, the Compensation Committee determined the grant performance metrics met the 40.9th percentile resulting in vesting of 72.7% of target shares.
•
Payment of health benefits and other perquisites for one year following termination.
•
A cash payment of prorated annual bonus at the “target” level for the year of termination, payable in a single sum if the Executive is terminated upon or following a change of control.

(4) The amounts shown represent the following payments:

•
A cash payment of a prorated annual bonus assuming "target" level based on attainment of actual performance for the year of retirement, payable in a single lump sum.
•
Vesting of certain service-based and performance-based stock awards. In February 2026, the Compensation Committee determined the 2023 TSR grant performance metrics met the 40.9th percentile resulting in vesting of 72.7% of target shares.

Payments Upon Retirement of Mr. Habicht

Effective March 31, 2025, Mr. Habicht retired from employment with the Company as Executive Vice President, Chief Financial Officer, Assistant Secretary, Treasurer, and as a member of the Board of Directors (such date, the "Effective Date"). In connection with Mr. Habicht's retirement, the Company and Mr. Habicht entered into a Retirement and Transition Agreement (the "Retirement Agreement”). Under the terms of the Retirement Agreement, Mr. Habicht received or will receive the following benefits and payments:

•
accrued and unpaid salary and paid time off through the Effective Date;
•
for a period of one year after the Effective Date (but in no event after Mr. Habicht becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company;
•
an annual bonus based on actual performance for the period beginning on January 1, 2025 through the Effective Date;
•
accelerated vesting of his service-based restricted stock awards immediately prior to the Effective Date resulting in a fair market value of $678,138; and
•
all performance-based awards will be allowed to run their course to determine the performance level, and Mr. Habicht will receive a prorated vesting on such awards.

In order to facilitate the transition, Mr. Habicht made or will make himself available to consult with the Company for the 20-month period following the Effective Date. In consideration for the consulting services, commencing on the Effective Date, the Company agreed to pay Mr. Habicht a monthly fee of $45,000 for 20 months.

Mr. Habicht's receipt of the foregoing payments and benefits was conditioned on the execution of a release of claims in favor of the Company and ongoing compliance with the non-competition, non-solicitation non-disclosure and non-disparagement covenants described in his prior employment agreement and the Retirement Agreement.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Horn, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The median employee was identified by evaluating total compensation, which encompassed base salary, bonus and incentive stock awards granted to each of our 82 employees (excluding the Chief Executive Officer) as of December 31, 2025. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $143,733. As disclosed in the SCT, our current Chief Executive Officer’s annual total compensation for 2025 was $9,730,926. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 68 to one. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay versus Performance

The following table provides information about the relationship between compensation actually paid (“CAP”) for our NEOs and certain financial performance of the Company. Please refer to the section entitled "Executive Compensation - Compensation Discussion and Analysis" for a more complete discussion on how executive compensation relates to performance and how the Committee makes its decisions.

	Julian E. Whitehurst (2)		Stephen A. Horn, Jr. (3)		Average SCT Total for	Average CAP to	Value of Initial Fixed $100 Investment Base On:
Year	SCT Total for CEO $	CAP to CEO $	SCT Total for CEO $	CAP to CEO $	Non-CEO NEOs $	Non-CEO NEOs $	Company TSR $	Peer Group TSR (1) $	Net Income $	Core FFO per Share $
2025	-	-	9,730,926	11,628,346	2,501,051	2,834,846	102.13	119.49	389,777,000	3.41
2024	-	-	8,418,498	7,051,148	2,115,652	1,923,107	99.27	87.69	396,835,000	3.32
2023	-	-	7,194,654	6,320,139	2,308,351	2,101,005	122.12	118.03	392,340,000	3.26
2022	5,010,993	9,118,484	6,776,699	8,868,801	2,544,244	3,624,286	99.13	100.62	334,626,000	3.14
2021	7,785,586	7,727,120	-	-	2,591,922	2,682,871	99.22	134.06	264,217,000	2.86

(1)
NNN’s peer group TSR is based on FNER, which is the index used for purposes of the performance graphs in Part II, Item 5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the section entitled "Executive Compensation - Compensation Discussion and Analysis".
(2)
The following represents the adjustments made to the SCT totals to derive the compensation actually paid to Mr. Whitehurst in his role as CEO. Mr. Whitehurst served as the CEO through the entire reporting period until his retirement on April 28, 2022.

Adjustments	2022 $	2021 $
Amounts reported in “Stock Awards” column of SCT	(3,413,088)	(4,306,835)
Fair value of outstanding and unvested equity awards granted in the current year	4,994,125	4,529,787
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year	2,639,640	(814,466)
Change in fair value for equity awards vested in the current year that were granted in a prior year	(188,929)	72,371
Addition for the Common Stock dividends paid on unvested stock awards	75,743	460,677
Total Adjustments	4,107,491	(58,466)

(3)
The following represents the adjustments made to the SCT total to derive the compensation actually paid to Mr. Horn in his role as CEO. Mr. Horn has served as the CEO since April 29, 2022.

Adjustments	2025 $	2024 $	2023 $	2022 $
Amounts reported in “Stock Awards” column of SCT	(6,664,544)	(5,808,642)	(4,385,780)	(3,958,062)
Fair value of outstanding and unvested equity awards granted in the current year	7,043,422	5,193,551	3,718,014	5,152,995
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year	854,063	(1,004,033)	(395,561)	784,246
Change in fair value for equity awards vested in the current year that were granted in a prior year	(28,114)	(109,603)	(47,083)	(10,370)
Addition for the Common Stock dividends paid on unvested stock awards	692,593	361,377	235,895	123,293
Total Adjustments	1,897,420	(1,367,350)	(874,515)	2,092,102

(4)
The following represents the adjustments made to the SCT totals for our non-CEO NEOs to derive the average compensation actually paid for our non-CEO named executive officers.

Adjustments	2025 $	2024 $	2023 $	2022 $	2021 $
Amounts reported in “Stock Awards” column of SCT	(1,369,896)	(1,034,154)	(1,112,801)	(1,100,638)	(1,140,025)
Fair value of outstanding and unvested equity awards granted in the current year	1,444,800	924,656	973,724	1,511,141	1,199,019
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year	154,683	(158,372)	(195,207)	618,455	(126,740)
Fair value of stock awards granted and vested in the current year	-	-	-	-	-
Change in fair value for equity awards vested in the current year that were granted in a prior year	2,579	(36,641)	11,248	(10,217)	18,156
Addition for the Common Stock dividends paid on unvested stock awards	101,629	111,966	115,690	61,301	140,539
Total Adjustments	333,795	(192,545)	(207,346)	1,080,042	90,949

(5)
The NEOs included in the non-CEO NEOs average for each year are as follows:

2025	Messrs. Habicht, Chao and Adamo and Mses. Steffens and Miller
2024	Messrs. Habicht and Adamo and Mses. Steffens and Miller
2023	Messrs. Habicht, Adamo and Christopher P. Tessitore, our former Executive Vice President, General Counsel and Secretary, and Ms. Miller
2022	Messrs. Habicht and Tessitore and Ms. Miller
2021	Messrs. Horn, Habicht and Tessitore and Ms. Miller

Mr. Habicht retired from the Company on March 31, 2025, at which time (i) the vesting of his service-based restricted stock awards was accelerated, (ii) he received a prorated annual performance bonus, and (iii) he forfeited the February 17, 2025 performance-based and service-based restricted stock grants. Refer to the “Summary Compensation Table” and the “Grants of Plan-Based Awards" table. Excluding Mr. Habicht, the 2025 Average SCT Total for and the 2025 Average CAP to Non-CEO NEOs is $2,261,734 and $2,409,799, respectively.

The reported amount of compensation actually paid to our CEO, and the reported average amount of compensation actually paid to our non-CEO executive officers, is primarily driven by the value of our executives’ unvested equity. Further, as discussed in the section entitled "Executive Compensation - Compensation Discussion and Analysis," our TSR is a component metric in our long-term incentive plan, and Core FFO per share is a component metric of our cash incentive bonus. As a result, the TSR figures reported above have a strong correlation to our executives’ calculated CAP, while Core FFO per share has a lesser degree of impact on and correlation to the compensation actually paid figures.

The following metrics represent the three most important financial performance measures as well as subjective strategic and individual goals used by the Company in setting NEO compensation for the most recent fiscal year:

•
Core FFO per share
•
Leverage ratio (total liabilities divided by gross book assets)
•
Subjective strategic and individual goals:
•
G&A expenses
•
Acquisition volume
•
Portfolio occupancy

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the section entitled “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, motivate them to perform to their fullest potential, and align their interests with the interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic and corporate goals. Please read such section for additional details about our executive compensation programs and policies, including information about the fiscal 2025 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests, key business objectives and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosure.”

While this vote is advisory, and therefore not binding on the Company, the Compensation Committee for our Board of Directors, we value the opinions of our stockholders and will consider those opinions and the vote outcome when making future compensation decisions for our named executive officers.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3

RATIFICATION OF

ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2026, to review quarterly interim results and to perform other appropriate accounting services. We are requesting ratification of such appointment by the stockholders.

Ernst & Young LLP has acted as our independent registered public accounting firm for our three most recent fiscal years, and our Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint Ernst & Young LLP as our independent registered public accounting firm, our Board of Directors and the Audit Committee believe such ratification to be advisable and in the best interest of the Company. Accordingly, stockholders are being requested to ratify, confirm and approve the appointment of Ernst & Young LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2026. If the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of Ernst & Young LLP as our independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

A representative of Ernst & Young LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Fiscal 2025 and 2024 Audit Firm Summary. During the fiscal years ended December 31, 2025 and 2024, we retained Ernst & Young LLP to provide services in the following categories and amounts:

	2025 $	2024 $
Audit Fees (1)	2,079,309	1,985,901
Audit Related Fees (2)	-	-
Total Audit and Audit Related Fees	2,079,309	1,985,901
Tax Fees (3)	32,086	31,127
All Other Fees	-	-
Total Fees	2,111,395	2,017,028

(1)
Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC (including those related to securities offerings). Aggregate fees billed by Ernst & Young LLP associated with the issuance of comfort letters to underwriters in connection with securities offerings amounted to $406,275 and $387,805 in 2025 and 2024, respectively.
(2)
Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.
(3)
Tax fees consist of fees for tax compliance services and consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the services described above in the captions Audit Fees, Audit Related Fees and Tax Fees.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

For the fiscal years ended December 31, 2025 and 2024, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2025, no hours expended on Ernst & Young LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Ernst & Young LLP.

Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

The Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

SECURITY OWNERSHIP

The following tables set forth, as of February 27,2026 (except as described in the footnotes), based on 190,255,389 shares of Common Stock outstanding on that date, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in the Summary Compensation Table under “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the tables have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Amount and Nature of
	Beneficial Ownership of	Percent
Stockholders Holding 5% or More	Common Stock	of Class
The Vanguard Group, Inc. (1)	26,238,298	13.8%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (2)	21,246,504	11.2%
50 Hudson Yards
New York, NY 10001
FMR LLC (3)	19,276,948	10.1%
245 Summer Street
Boston, MA 02210
State Street Corporation (4)	11,449,621	6.0%
State Street Financial Center
One Congress Street, Suite 1
Boston, MA 02114
Victory Capital Management Inc. (5)	9,754,456	5.1%
15935 La Cantera Pkwy
San Antonio, TX 78256

(1)
Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on January 30, 2026, The Vanguard Group, Inc. (“Vanguard”) does not have the sole power to vote or direct the vote, of any shares of our Common Stock, or the sole power to dispose or direct the disposition of any shares of our Common Stock. Vanguard has the shared power to vote or direct the vote of 1,563,163 share of our Common Stock and the shared power to dispose or direct the disposition 26,238,298 shares of our Common Stock.
(2)
Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc. has sole power to vote or direct the vote of 20,424,922 shares of our Common Stock, and sole power to dispose or direct the disposition of 21,246,504 shares of our Common Stock. BlackRock, Inc. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our Common Stock.
(3)
Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on June 6, 2025, FMR LLC has sole power to vote or direct the vote of 19,051,762 shares of our Common Stock, and sole power to dispose or direct the disposition of 19,276,948 shares of our Common Stock. FMR LLC does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our Common Stock.
(4)
Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 9, 2026, State Street Corporation does not have the sole power to vote or direct the vote of any shares of our Common Stock, or the sole power to dispose or direct the disposition of any shares of our Common Stock. State Street Corporation has the shared power to vote or direct the vote of 9,939,197 shares of our Common Stock and the shared power to dispose or direct the disposition of 11,449,621 shares of our Common Stock.

(5)
Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on October 28, 2025, Victory Capital Management, Inc. ("Victory") has sole power to vote or direct the vote of 9,568,756 shares of our Common Stock, and sole power to dispose or direct the disposition of 9,754,456 shares of our Common Stock. Victory Capital Management, Inc. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of Common Stock. Victory is an investment advisor in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Jonathan A. Adamo (7)	132,358	(8)	*
Pamela K. M. Beall (6)	35,706		*
Vincent H. Chao (7)	115,280	(9)	*
David M. Fick (6)	69,178	(10)	*
Edward J. Fritsch (6)	63,663		*
Elizabeth C. Gulacsy (6)	15,684	(11)	*
Betsy D. Holden (6)	33,543	(12)	*
Stephen A. Horn, Jr. (6)(7)	855,903	(13)	*
Joshua P. Lewis (7)	81,990	(14)	*
Michelle L. Miller (7)	93,817	(15)	*
Gina M. Steffens (7)	89,791	(16)	*
Kamau O. Witherspoon (6)	21,305	(17)	*
All directors and executive officers as a group (12 persons)	1,608,218		0.9%

(6)	A director of the Company.
(7)	An executive officer of the Company.
(8)	Includes 96,055 restricted shares, 25,471 for which Mr. Adamo has sole voting power, and 70,584 for which Mr. Adamo has no voting power.
(9)	Includes 113,042 restricted shares, 26,341 for which Mr. Chao has sole voting power, and 86,701 for which Mr. Chao has no voting power.
(10)	Includes 69,178 phantom shares credited under the Deferred Fee Plan for Directors.
(11)	Includes 15,684 phantom shares credited under the Deferred Fee Plan for Directors.
(12)	Includes 29,758 phantom shares credited under the Deferred Fee Plan for Directors.
(13)	Includes 613,546 restricted shares, 94,221 for which Mr. Horn has sole voting power, and 519,325 for which Mr. Horn has no voting power.
(14)	Includes 48,665 restricted shares, 26,973 for which Mr. Lewis has sole voting power, and 21,692 for which Mr. Lewis has no voting power.
(15)	Includes 63,600 restricted shares, 9,486 for which Ms. Miller has sole voting power, and 54,114 for which Ms. Miller has no voting power.
(16)	Includes 86,611 restricted shares, 20,900 for which Ms. Steffens has sole voting power, and 65,711 for which Ms. Steffens has no voting power.
(17)	Includes 21,305 phantom shares credited under the Deferred Fee Plan for Directors.
(*)	Less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. The Audit Committee has adopted a written policy governing transactions with related parties. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder Proposals Pursuant to Rule 14a-8

Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2027 annual meeting of stockholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company at the address set forth above no later than November 30, 2026, which is 120 calendar days before the anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting.

Stockholder Nominees for Director and Other Proposals

The Company’s bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders’ meeting other than pursuant to either the proxy access provisions of the Company’s bylaws or Rule 14a-8 under the Exchange Act. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company as the address set forth above regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Company’s bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2027 annual meeting of stockholders other than pursuant to the Company bylaws’ proxy access provisions or Rule 14a-8 must provide the information set forth in the Company’s bylaws to the Secretary of the Company at the address set forth above no earlier than November 30, 2026, which is 120 calendar days before the anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting. However, if the 2027 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2026 annual meeting of stockholders, then the information must be received within a reasonable time before the 2027 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials.

Any stockholder proposal or stockholder director nomination pursuant to the proxy access provisions of the Company’s bylaws to be considered for inclusion in the Company’s proxy materials for the 2027 annual meeting of stockholders must be received by notice delivered to the Secretary of the Company at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than November 30, 2026, which is 120 calendar days before the anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting, and, in the case of a proxy access nomination, no earlier than October 31, 2026, which is 150 calendar days before the anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting. However, if the 2027 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2026 annual meeting of stockholders, then any stockholder proposal pursuant to the proxy access provisions of the Company’s bylaws must be given by the later of the close of business on the date 180 days prior to the date of the 2027 annual meeting of stockholders or the 10th day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in the Company’s Proxy Statement. Any notice of a proxy access nomination must contain the information required by the Company’s bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in therein relating to the inclusion of stockholder nominees in the Company’s proxy materials.

In addition to satisfying the foregoing requirements under the Company's bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than the Company's nominees to the Board of Directors at the 2027 annual meeting of stockholders must satisfy the requirements of Rule 14a-19 under the Exchange Act, including by providing notice and the information required thereunder no later than March 13, 2027, which is 60 days prior to the anniversary of the date of the Company’s previous year’s annual meeting of stockholders. However, if the 2027 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2026 annual meeting of stockholders, then such notice and the information required thereunder must be received by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th day following the day on which we first publicly announce the date of the 2027 annual meeting of stockholders.

If a stockholder fails to meet these deadlines, we may exclude the nominations or proposal from inclusion in the Company’s proxy materials or for consideration at the 2027 annual meeting of stockholders.

ANNUAL REPORT

A copy of the 2025 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Gina M. Steffens, Secretary, NNN REIT, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

NNN REIT, INC.
450 SOUTH ORANGE AVENUE, SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter the 16-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FURTHER STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NNN REIT, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter the 16-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NNN REIT, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90157-P46747

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NNN REIT, INC.

The Board of Directors recommends you vote FOR the election of all of the following nominees:

	For	Against	Abstain
1a. Pamela K. M. Beall	☐	☐	☐
1b. David M. Fick	☐	☐	☐
1c. Edward J. Fritsch	☐	☐	☐
1d. Elizabeth C. Gulacsy	☐	☐	☐
1e. Betsy D. Holden	☐	☐	☐
1f. Stephen A. Horn, Jr.	☐	☐	☐
1g. Kamau O. Witherspoon	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Non-binding advisory approval of the compensation of our named executive officers as described in this Proxy Statement.	☐	☐	☐
3. Ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

NNN REIT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Horn, Jr., Vincent H. Chao and Gina M. Steffens, and any of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side of this form, all shares of Common Stock of NNN REIT, Inc. that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of NNN REIT, Inc. to be held on May 12, 2026, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, the shares represented by this Proxy will be voted FOR each of Proposals 1, 2 and 3. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF NNN REIT, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.